Exhibit 99.2

Supplemental Information

Third Quarter 2009

This information is preliminary and based on company data available at the time of the presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov) or at Bank of America’s website (www.bankofamerica.com). Bank of America’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

1

Bank of America Corporation and Subsidiaries

Consolidated Financial Highlights

(Dollars in millions, except per share information; shares in thousands)

	Nine Months Ended September 30		Third Quarter 2009 (1)		Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008 (1)		Third Quarter 2008
	2009	2008
Income statement
Net interest income	$35,550	$32,254	$11,423		$11,630	$12,497	$13,106		$11,642
Noninterest income	59,017	24,848	14,612		21,144	23,261	2,574		7,979
Total revenue, net of interest expense	94,567	57,102	26,035		32,774	35,758	15,680		19,621
Provision for credit losses	38,460	18,290	11,705		13,375	13,380	8,535		6,450
Noninterest expense, before merger and restructuring charges	48,140	29,953	15,712		16,191	16,237	10,641		11,413
Merger and restructuring charges	2,188	629	594		829	765	306		247
Income tax expense (benefit)	(691)	2,433	(975)		(845)	1,129	(2,013)		334
Net income (loss)	6,470	5,797	(1,001)		3,224	4,247	(1,789)		1,177
Preferred stock dividends	3,478	849	1,240		805	1,433	603		473
Net income (loss) applicable to common shareholders	2,992	4,948	(2,241)		2,419	2,814	(2,392)		704
Diluted earnings (loss) per common share	0.39	1.09	(0.26)		0.33	0.44	(0.48)		0.15
Average diluted common shares issued and outstanding	7,449,911	4,477,994	8,633,834		7,269,518	6,431,027	4,957,049		4,547,578
Dividends paid per common share	$0.03	$1.92	$0.01		$0.01	$0.01	$0.32		$0.64

Performance ratios
Return on average assets	0.35%	0.43%	n/m	%	0.53%	0.68%	n/m	%	0.25%
Return on average common shareholders’ equity	2.26	4.68	n/m		5.59	7.10	n/m		1.97
Return on average tangible common shareholders’ equity (2)	10.42	14.29	n/m		16.90	24.37	n/m		8.92
Return on average tangible shareholders’ equity (2)	5.83	10.50	n/m		8.86	12.42	n/m		6.11
At period end
Book value per share of common stock	$22.99	$30.01	$22.99		$22.71	$25.98	$27.77		$30.01
Tangible book value per share of common stock (2)	12.00	10.50	12.00		11.66	10.88	10.11		10.50
Market price per share of common stock:
Closing price	$16.92	$35.00	$16.92		$13.20	$6.82	$14.08		$35.00
High closing price for the period	17.98	45.03	17.98		14.17	14.33	38.13		37.48
Low closing price for the period	3.14	18.52	11.84		7.05	3.14	11.25		18.52
Market capitalization	146,363	159,672	146,363		114,199	43,654	70,645		159,672

Number of banking centers - domestic	6,008	6,139	6,008		6,109	6,145	6,139		6,139
Number of branded ATMs - domestic	18,254	18,584	18,254		18,426	18,532	18,685		18,584
Full-time equivalent employees	281,863	247,024	281,863		282,408	286,625	240,202		247,024

(1)	Due to a net loss for the three months ended September 30, 2009 and December 31, 2008, the impact of antidilutive equity instruments were excluded from diluted earnings per share and average diluted common shares.
(2)	Tangible equity ratios and tangible book value per share of common stock are non-GAAP measures. For corresponding reconciliations of average tangible common shareholders’ equity and tangible shareholders’ equity to GAAP financial measures, see Supplemental Financial Data on page 3. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the Corporation.

n/m = not meaningful

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	2

Bank of America Corporation and Subsidiaries

Supplemental Financial Data

(Dollars in millions)

Fully taxable-equivalent basis data

	Nine Months Ended September 30		Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2009	2008	2009	2009	2009	2008	2008
Net interest income	$36,514	$33,148	$11,753	$11,942	$12,819	$13,406	$11,920
Total revenue, net of interest expense	95,531	57,996	26,365	$33,086	36,080	15,980	19,899
Net interest yield	2.65%	2.86%	2.61%	2.64%	2.70%	3.31%	2.93%
Efficiency ratio	52.68	52.73	61.84	51.44	47.12	68.51	58.60

Reconciliation to GAAP financial measures

The Corporation evaluates its business based upon ratios that utilize tangible equity which is a non-GAAP measure. Return on average tangible shareholders’ equity measures the Corporation’s earnings contribution as a percentage of shareholders’ equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. The tangible equity ratio and the tangible common equity ratio represent shareholders’ equity, common or total as applicable, less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. These measures are used to evaluate the Corporation’s use of equity (i.e., capital). In addition, profitability, relationship, and investment models all use return on average tangible shareholders’ equity as key measures to support our overall growth goals. Also, the efficiency ratio measures the costs expended to generate a dollar of revenue. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the Corporation.

Other companies may define or calculate supplemental financial data differently. See the tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, and the nine months ended September 30, 2009 and 2008.

Reconciliation of average shareholders’ equity to average tangible shareholders’ equity

Shareholders’ equity	$242,638	$160,890	$255,983	$242,867	$228,766	$176,566	$166,454
Goodwill	(86,028)	(79,150)	(86,170)	(87,314)	(84,584)	(81,841)	(81,977)
Intangible assets (excluding MSRs)	(12,107)	(9,731)	(13,223)	(13,595)	(9,461)	(8,818)	(9,547)
Related deferred tax liabilities	3,873	1,738	3,725	3,916	3,977	1,913	1,683

Tangible shareholders’ equity	$148,376	$73,747	$160,315	$145,874	$138,698	$87,820	$76,613

Reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity
Common shareholders’ equity	$177,289	$141,337	$197,230	$173,497	$160,739	$142,535	$142,303
Goodwill	(86,028)	(79,150)	(86,170)	(87,314)	(84,584)	(81,841)	(81,977)
Intangible assets (excluding MSRs)	(12,107)	(9,731)	(13,223)	(13,595)	(9,461)	(8,818)	(9,547)
Related deferred tax liabilities	3,873	1,738	3,725	3,916	3,977	1,913	1,683

Tangible common shareholders’ equity	$83,027	$54,194	$101,562	$76,504	$70,671	$53,789	$52,462

Reconciliation of period end shareholders’ equity to period end tangible shareholders’ equity
Shareholders’ equity	$257,683	$161,039	$257,683	$255,152	$239,549	$177,052	$161,039
Goodwill	(86,009)	(81,756)	(86,009)	(86,246)	(86,910)	(81,934)	(81,756)
Intangible assets (excluding MSRs)	(12,715)	(9,167)	(12,715)	(13,245)	(13,703)	(8,535)	(9,167)
Related deferred tax liabilities	3,714	1,914	3,714	3,843	3,958	1,854	1,914

Tangible shareholders’ equity	$162,673	$72,030	$162,673	$159,504	$142,894	$88,437	$72,030

Reconciliation of period end common shareholders’ equity to period end tangible common shareholders’ equity
Common shareholders’ equity	$198,843	$136,888	$198,843	$196,492	$166,272	$139,351	$136,888
Goodwill	(86,009)	(81,756)	(86,009)	(86,246)	(86,910)	(81,934)	(81,756)
Intangible assets (excluding MSRs)	(12,715)	(9,167)	(12,715)	(13,245)	(13,703)	(8,535)	(9,167)
Related deferred tax liabilities	3,714	1,914	3,714	3,843	3,958	1,854	1,914

Tangible common shareholders’ equity	$103,833	$47,879	$103,833	$100,844	$69,617	$50,736	$47,879

Reconciliation of period end assets to period end tangible assets
Assets	$2,251,043	$1,831,177	$2,251,043	$2,254,394	$2,321,963	$1,817,943	$1,831,177
Goodwill	(86,009)	(81,756)	(86,009)	(86,246)	(86,910)	(81,934)	(81,756)
Intangible assets (excluding MSRs)	(12,715)	(9,167)	(12,715)	(13,245)	(13,703)	(8,535)	(9,167)
Related deferred tax liabilities	3,714	1,914	3,714	3,843	3,958	1,854	1,914

Tangible assets	$2,156,033	$1,742,168	$2,156,033	$2,158,746	$2,225,308	$1,729,328	$1,742,168

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	3

Bank of America Corporation and Subsidiaries

Consolidated Statement of Income

(Dollars in millions, except per share information; shares in thousands)

	Nine Months Ended September 30		Third Quarter 2009 (1)	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008 (1)	Third Quarter 2008
	2009	2008
Interest income
Interest and fees on loans and leases	$37,298	$41,797	$11,620	$12,329	$13,349	$14,220	$14,261
Interest on debt securities	10,088	9,295	2,975	3,283	3,830	3,851	3,621
Federal funds sold and securities borrowed or purchased under agreements to resell	2,567	2,920	722	690	1,155	393	912
Trading account assets	6,223	6,937	1,843	1,952	2,428	2,120	2,344
Other interest income	4,095	3,133	1,363	1,338	1,394	1,018	1,058

Total interest income	60,271	64,082	18,523	19,592	22,156	21,602	22,196

Interest expense
Deposits	6,335	11,954	1,710	2,082	2,543	3,296	3,846
Short-term borrowings	4,854	10,452	1,237	1,396	2,221	1,910	3,223
Trading account liabilities	1,484	2,250	455	450	579	524	661
Long-term debt	12,048	7,172	3,698	4,034	4,316	2,766	2,824

Total interest expense	24,721	31,828	7,100	7,962	9,659	8,496	10,554

Net interest income	35,550	32,254	11,423	11,630	12,497	13,106	11,642

Noninterest income
Card income	6,571	10,212	1,557	2,149	2,865	3,102	3,122
Service charges	8,282	7,757	3,020	2,729	2,533	2,559	2,722
Investment and brokerage services	8,905	3,900	2,948	2,994	2,963	1,072	1,238
Investment banking income	3,955	1,645	1,254	1,646	1,055	618	474
Equity investment income (loss)	7,988	1,330	843	5,943	1,202	(791)	(316)
Trading account profits (losses)	10,760	(1,810)	3,395	2,164	5,201	(4,101)	(384)
Mortgage banking income	7,139	2,564	1,298	2,527	3,314	1,523	1,674
Insurance income	2,057	1,092	707	662	688	741	678
Gains on sales of debt securities	3,684	362	1,554	632	1,498	762	10
Other income (loss)	1,870	(206)	(1,167)	724	2,313	(1,448)	(317)
Other-than-temporary impairment losses on AFS debt securities:
Total other-than-temporary impairment losses on AFS debt securities	(2,671)	(1,998)	(847)	(1,110)	(714)	(1,463)	(922)
Portion of other-than-temporary impairment losses recognized in OCI on AFS debt securities	477	—	50	84	343	—	—

Net impairment losses recognized in earnings on AFS debt securities	(2,194)	(1,998)	(797)	(1,026)	(371)	(1,463)	(922)

Total noninterest income	59,017	24,848	14,612	21,144	23,261	2,574	7,979

Total revenue, net of interest expense	94,567	57,102	26,035	32,774	35,758	15,680	19,621

Provision for credit losses	38,460	18,290	11,705	13,375	13,380	8,535	6,450

Noninterest expense
Personnel	24,171	14,344	7,613	7,790	8,768	4,027	5,198
Occupancy	3,567	2,623	1,220	1,219	1,128	1,003	926
Equipment	1,855	1,208	617	616	622	447	440
Marketing	1,490	1,813	470	499	521	555	605
Professional fees	1,511	1,071	562	544	405	521	424
Amortization of intangibles	1,546	1,357	510	516	520	477	464
Data processing	1,861	1,905	592	621	648	641	755
Telecommunications	1,033	814	361	345	327	292	288
Other general operating	11,106	4,818	3,767	4,041	3,298	2,678	2,313
Merger and restructuring charges	2,188	629	594	829	765	306	247

Total noninterest expense	50,328	30,582	16,306	17,020	17,002	10,947	11,660

Income (loss) before income taxes	5,779	8,230	(1,976)	2,379	5,376	(3,802)	1,511
Income tax expense (benefit)	(691)	2,433	(975)	(845)	1,129	(2,013)	334

Net income (loss)	$6,470	$5,797	$(1,001)	$3,224	$4,247	$(1,789)	$1,177

Preferred stock dividends	3,478	849	1,240	805	1,433	603	473

Net income (loss) applicable to common shareholders	$2,992	$4,948	$(2,241)	$2,419	$2,814	$(2,392)	$704

Per common share information
Earnings (loss)	$0.39	$1.09	$(0.26)	$0.33	$0.44	$(0.48)	$0.15
Diluted earnings (loss)	0.39	1.09	(0.26)	0.33	0.44	(0.48)	0.15
Dividends paid	0.03	1.92	0.01	0.01	0.01	0.32	0.64

Average common shares issued and outstanding	7,423,341	4,469,517	8,633,834	7,241,515	6,370,815	4,957,049	4,543,963

Average diluted common shares issued and outstanding	7,449,911	4,477,994	8,633,834	7,269,518	6,431,027	4,957,049	4,547,578

(1)	Due to a net loss for the three months ended September 30, 2009 and December 31, 2008, the impact of antidilutive equity instruments were excluded from diluted earnings per share and average diluted common shares.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	4

Bank of America Corporation and Subsidiaries

Consolidated Balance Sheet

(Dollars in millions)

	September 30 2009	June 30 2009	September 30 2008
Assets
Cash and cash equivalents	$152,412	$140,366	$39,341
Time deposits placed and other short-term investments	22,992	25,710	11,709
Federal funds sold and securities borrowed or purchased under agreements to resell	187,761	184,685	87,038
Trading account assets	204,838	175,934	155,719
Derivative assets	94,855	101,707	45,792
Debt securities:
Available-for-sale	247,200	257,519	257,427
Held-to-maturity, at cost	9,545	9,719	1,250
Total debt securities	256,745	267,238	258,677
Loans and leases, net of allowance:
Loans and leases	914,266	942,248	942,676
Allowance for loan and lease losses	(35,832)	(33,785)	(20,346)
Total loans and leases, net of allowance	878,434	908,463	922,330
Premises and equipment, net	15,373	15,667	13,000
Mortgage servicing rights (includes $17,539, $18,535 and $20,811 measured at fair value)	17,850	18,857	21,131
Goodwill	86,009	86,246	81,756
Intangible assets	12,715	13,245	9,167
Loans held-for-sale	40,124	50,994	27,414
Other assets	280,935	265,282	158,103
Total assets	$2,251,043	$2,254,394	$1,831,177

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$246,729	$248,757	$201,025
Interest-bearing	652,730	650,725	577,503
Deposits in foreign offices:
Noninterest-bearing	4,889	4,560	3,524
Interest-bearing	70,551	66,700	91,999
Total deposits	974,899	970,742	874,051
Federal funds purchased and securities loaned or sold under agreements to repurchase	249,578	263,639	225,729
Trading account liabilities	71,672	50,000	63,881
Derivative liabilities	52,624	51,300	26,466
Commercial paper and other short-term borrowings	62,280	96,236	145,812
Accrued expenses and other liabilities (includes $1,567, $1,992 and $427 of reserve for unfunded lending commitments)	126,019	120,138	76,489
Long-term debt	456,288	447,187	257,710
Total liabilities	1,993,360	1,999,242	1,670,138
Shareholders’ equity
Preferred stock, $0.01 par value; authorized - 100,000,000 shares; issued and outstanding - 5,760,660, 5,760,731 and 7,602,067 shares	58,840	58,660	24,151
Common stock and additional paid-in capital, $0.01 par value; authorized - 10,000,000,000, 10,000,000,000, and 7,500,000,000 shares; issued and outstanding - 8,650,314,133, 8,651,459,122 and 4,562,054,554 shares	128,823	128,717	65,361
Retained earnings	76,881	79,210	77,695
Accumulated other comprehensive income (loss)	(6,705)	(11,227)	(5,647)
Other	(156)	(208)	(521)
Total shareholders’ equity	257,683	255,152	161,039
Total liabilities and shareholders’ equity	$2,251,043	$2,254,394	$1,831,177

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	5

Bank of America Corporation and Subsidiaries

Capital Management

(Dollars in millions)

	Third Quarter 2009 (1)	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008
Risk-based capital:
Tier 1 common	$112,357	$110,383	$76,145	$63,339	$56,139
Tier 1 capital	193,073	190,874	171,061	120,814	100,248
Total capital	258,568	255,701	237,905	171,661	153,318
Risk-weighted assets	1,548,962	1,599,569	1,695,192	1,320,824	1,328,084
Tier 1 common equity ratio (2)	7.25%	6.90%	4.49%	4.80%	4.23%
Tier 1 capital ratio	12.46	11.93	10.09	9.15	7.55
Total capital ratio	16.69	15.99	14.03	13.00	11.54
Tier 1 leverage ratio	8.39	8.21	7.07	6.44	5.51
Tangible equity ratio (3)	7.55	7.39	6.42	5.11	4.13
Tangible common equity ratio (3)	4.82	4.67	3.13	2.93	2.75

(1)	Preliminary data on risk-based capital
(2)	Tier 1 common equity ratio equals Tier 1 capital excluding preferred stock, trust preferred securities, hybrid securities and minority interest divided by risk-weighted assets.
(3)	Tangible equity ratio equals period end tangible shareholders’ equity divided by period end tangible assets. Tangible common equity equals period end tangible common shareholders’ equity divided by period end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP measures. For corresponding reconciliations of tangible shareholders’ equity and tangible assets to GAAP financial measures, see Supplemental Financial Data on page 3. We believe the use of these non-GAAP measures provide additional clarity in assessing the results of the Corporation.

*	Preliminary data on risk-based capital

Outstanding Common Stock

No common shares were repurchased in the third quarter of 2009.

75.0 million shares remain outstanding under the 2008 authorized share repurchase program.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	6

Bank of America Corporation and Subsidiaries

Core Net Interest Income - Managed Basis

(Dollars in millions)

	Nine Months Ended September 30		Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008
	2009	2008
Net interest income (1)
As reported	$36,514	$33,148	$11,753	$11,942	$12,819	$13,406	$11,920
Impact of market-based net interest income (2)	(4,868)	(3,477)	(1,451)	(1,524)	(1,893)	(1,462)	(1,234)

Core net interest income	31,646	29,671	10,302	10,418	10,926	11,944	10,686
Impact of securitizations (3)	8,050	6,654	2,567	2,734	2,749	2,257	2,310

Core net interest income - managed basis	$39,696	$36,325	$12,869	$13,152	$13,675	$14,201	$12,996

Average earning assets
As reported	$1,837,706	$1,544,617	$1,790,000	$1,811,981	$1,912,483	$1,616,646	$1,622,466
Impact of market-based earning assets (2)	(478,448)	(377,148)	(468,999)	(476,598)	(489,979)	(311,582)	(369,921)

Core average earning assets	1,359,258	1,167,469	1,321,001	1,335,383	1,422,504	1,305,064	1,252,545
Impact of securitizations (4)	86,438	102,481	81,703	86,154	91,567	93,189	101,743

Core average earning assets - managed basis	$1,445,696	$1,269,950	$1,402,704	$1,421,537	$1,514,071	$1,398,253	$1,354,288

Net interest yield contribution (1, 5)
As reported	2.65%	2.86%	2.61%	2.64%	2.70%	3.31%	2.93%
Impact of market-based activities (2)	0.46	0.53	0.50	0.49	0.39	0.34	0.47

Core net interest yield on earning assets	3.11	3.39	3.11	3.13	3.09	3.65	3.40
Impact of securitizations	0.56	0.43	0.54	0.58	0.54	0.40	0.43

Core net interest yield on earning assets - managed basis	3.67%	3.82%	3.65%	3.71%	3.63%	4.05%	3.83%

(1)	Fully taxable-equivalent basis
(2)	Represents the impact of market-based amounts included in Global Markets.
(3)	Represents the impact of securitizations utilizing actual bond costs. This is different from the business segment view which utilizes funds transfer pricing methodologies.
(4)	Represents average securitized loans less accrued interest receivable and certain securitized bonds retained.
(5)	Calculated on an annualized basis.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	7

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	Third Quarter 2009			Second Quarter 2009			Third Quarter 2008
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$29,485	$133	1.79%	$25,604	$169	2.64%	$11,361	$101	3.54%
Federal funds sold and securities borrowed or purchased under agreements to resell	223,039	722	1.28	230,955	690	1.20	136,322	912	2.67
Trading account assets	212,488	1,909	3.58	199,820	2,028	4.07	189,715	2,390	5.03
Debt securities (1)	263,712	3,048	4.62	255,159	3,353	5.26	266,013	3,672	5.52
Loans and leases (2):
Residential mortgage (3)	241,924	3,258	5.38	253,803	3,489	5.50	260,779	3,683	5.65
Home equity	153,269	1,614	4.19	156,599	1,722	4.41	151,111	2,153	5.67
Discontinued real estate	16,570	219	5.30	18,309	303	6.61	22,031	399	7.25
Credit card - domestic	49,751	1,349	10.76	51,721	1,380	10.70	63,414	1,682	10.55
Credit card - foreign	21,189	562	10.52	18,825	501	10.66	17,075	535	12.47
Direct/Indirect consumer (4)	100,012	1,439	5.71	100,302	1,532	6.12	85,392	1,790	8.34
Other consumer (5)	3,331	60	7.02	3,298	63	7.77	3,723	80	8.78
Total consumer	586,046	8,501	5.77	602,857	8,990	5.97	603,525	10,322	6.82
Commercial - domestic	216,332	2,132	3.91	231,639	2,176	3.77	224,117	2,852	5.06
Commercial real estate (6)	74,276	600	3.20	75,559	627	3.33	63,220	727	4.57
Commercial lease financing	22,068	178	3.22	22,026	260	4.72	22,585	53	0.93
Commercial - foreign	31,533	297	3.74	34,024	360	4.24	33,467	377	4.48
Total commercial	344,209	3,207	3.70	363,248	3,423	3.78	343,389	4,009	4.64
Total loans and leases	930,255	11,708	5.01	966,105	12,413	5.15	946,914	14,331	6.03
Other earning assets	131,021	1,333	4.05	134,338	1,251	3.73	72,141	1,068	5.90
Total earning assets (7)	1,790,000	18,853	4.19	1,811,981	19,904	4.40	1,622,466	22,474	5.52
Cash and cash equivalents	196,116			204,354			36,030
Other assets, less allowance for loan and lease losses	404,559			403,982			247,195
Total assets	$2,390,675			$2,420,317			$1,905,691

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$34,170	$49	0.57%	$34,367	$54	0.63%	$32,297	$58	0.72%
NOW and money market deposit accounts	356,873	353	0.39	342,570	376	0.44	278,552	973	1.39
Consumer CDs and IRAs	214,284	1,100	2.04	229,392	1,409	2.46	218,862	1,852	3.37
Negotiable CDs, public funds and other time deposits	48,905	118	0.95	39,100	124	1.28	36,039	291	3.21
Total domestic interest-bearing deposits	654,232	1,620	0.98	645,429	1,963	1.22	565,750	3,174	2.23
Foreign interest-bearing deposits:
Banks located in foreign countries	15,941	29	0.73	19,261	37	0.76	36,230	266	2.91
Governments and official institutions	6,488	4	0.23	7,379	4	0.22	11,847	72	2.43
Time, savings and other	53,013	57	0.42	54,307	78	0.58	48,209	334	2.76
Total foreign interest-bearing deposits	75,442	90	0.47	80,947	119	0.59	96,286	672	2.78
Total interest-bearing deposits	729,674	1,710	0.93	726,376	2,082	1.15	662,036	3,846	2.31
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings	411,063	1,237	1.19	503,451	1,396	1.11	465,511	3,223	2.76
Trading account liabilities	73,290	455	2.46	62,778	450	2.87	73,702	661	3.57
Long-term debt	449,974	3,698	3.27	444,131	4,034	3.64	264,934	2,824	4.26
Total interest-bearing liabilities (7)	1,664,001	7,100	1.70	1,736,736	7,962	1.84	1,466,183	10,554	2.86
Noninterest-bearing sources:
Noninterest-bearing deposits	259,621			248,516			195,809
Other liabilities	211,070			192,198			77,245
Shareholders’ equity	255,983			242,867			166,454
Total liabilities and shareholders’ equity	$2,390,675			$2,420,317			$1,905,691
Net interest spread			2.49%			2.56%			2.66%
Impact of noninterest-bearing sources			0.12			0.08			0.27
Net interest income/yield on earning assets		$11,753	2.61%		$11,942	2.64%		$11,920	2.93%

(1)	Yields on AFS debt securities are calculated based on fair value rather than historical cost balances. The use of fair value does not have a material impact on net interest yield.
(2)	Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is recognized on a cash basis. Purchased impaired loans were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(3)	Includes foreign residential mortgages of $662 million and $650 million for the third and second quarters of 2009.
(4)	Includes foreign consumer loans of $8.4 billion and $8.0 billion in the third and second quarters of 2009, and $2.6 billion in the third quarter of 2008.
(5)	Includes consumer finance loans of $2.4 billion and $2.5 billion in the third and second quarters of 2009, and $2.7 billion in the third quarter of 2008; and other foreign consumer loans of $700 million and $640 million in the third and second quarters of 2009, and $725 million in the third quarter of 2008.
(6)	Includes domestic commercial real estate loans of $70.7 billion and $72.8 billion in the third and second quarters of 2009, and $62.2 billion in the third quarter of 2008, and foreign commercial real estate loans of $3.6 billion and $2.8 billion in the third and second quarters of 2009, and $1.0 billion in the third quarter of 2008.
(7)	Interest income includes the impact of interest rate risk management contracts, which decreased interest income on the underlying assets $136 million and $11 million in the third and second quarters of 2009, and $12 million in the third quarter of 2008. Interest expense includes the impact of interest rate risk management contracts, which increased (decreased) interest expense on the underlying liabilities $(873) million and $(550) million in the third and second quarters of 2009, and $86 million in the third quarter of 2008.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	8

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis - Isolating Hedge Income/Expense (1)

(Dollars in millions)

	Third Quarter 2009			Second Quarter 2009			Third Quarter 2008
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments (2)	$29,485	$133	1.79%	$25,604	$172	2.69%	$11,361	$105	3.68%
Federal funds sold and securities borrowed or purchased under agreements to resell (2)	223,039	627	1.11	230,955	628	1.09	136,322	948	2.78
Trading account assets (2)	212,488	1,915	3.59	199,820	2,028	4.07	189,715	2,390	5.03
Debt securities (2)	263,712	3,261	4.94	255,159	3,387	5.31	266,013	3,675	5.52
Loans and leases:
Residential mortgage	241,924	3,258	5.38	253,803	3,489	5.50	260,779	3,683	5.65
Home equity	153,269	1,614	4.19	156,599	1,722	4.41	151,111	2,153	5.67
Discontinued real estate	16,570	219	5.30	18,309	303	6.61	22,031	399	7.25
Credit card - domestic	49,751	1,349	10.76	51,721	1,380	10.70	63,414	1,682	10.55
Credit card - foreign	21,189	562	10.52	18,825	501	10.66	17,075	535	12.47
Direct/Indirect consumer	100,012	1,439	5.71	100,302	1,532	6.12	85,392	1,790	8.34
Other consumer	3,331	60	7.02	3,298	63	7.77	3,723	80	8.78
Total consumer	586,046	8,501	5.77	602,857	8,990	5.97	603,525	10,322	6.82
Commercial - domestic (2)	216,332	2,144	3.93	231,639	2,212	3.83	224,117	2,820	5.01
Commercial real estate	74,276	600	3.20	75,559	627	3.33	63,220	727	4.57
Commercial lease financing	22,068	178	3.22	22,026	260	4.72	22,585	53	0.93
Commercial - foreign	31,533	297	3.74	34,024	360	4.24	33,467	377	4.48
Total commercial	344,209	3,219	3.71	363,248	3,459	3.82	343,389	3,977	4.61
Total loans and leases	930,255	11,720	5.01	966,105	12,449	5.16	946,914	14,299	6.02
Other earning assets (2)	131,021	1,333	4.05	134,338	1,251	3.73	72,141	1,069	5.90
Total earning assets - excluding hedge impact	1,790,000	18,989	4.22	1,811,981	19,915	4.40	1,622,466	22,486	5.53
Net hedge income (expense) on assets		(136)			(11)			(12)
Total earning assets - including hedge impact	1,790,000	18,853	4.19	1,811,981	19,904	4.40	1,622,466	22,474	5.52
Cash and cash equivalents	196,116			204,354			36,030
Other assets, less allowance for loan and lease losses	404,559			403,982			247,195
Total assets	$2,390,675			$2,420,317			$1,905,691

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$34,170	$49	0.57%	$34,367	$54	0.63%	$32,297	$58	0.72%
NOW and money market deposit accounts (2)	356,873	353	0.39	342,570	376	0.44	278,552	973	1.39
Consumer CDs and IRAs (2)	214,284	1,054	1.95	229,392	1,350	2.36	218,862	1,765	3.21
Negotiable CDs, public funds and other time deposits (2)	48,905	114	0.92	39,100	119	1.24	36,039	288	3.18
Total domestic interest-bearing deposits	654,232	1,570	0.95	645,429	1,899	1.18	565,750	3,084	2.17
Foreign interest-bearing deposits:
Banks located in foreign countries (2)	15,941	14	0.37	19,261	24	0.48	36,230	279	3.07
Governments and official institutions	6,488	4	0.23	7,379	4	0.22	11,847	72	2.43
Time, savings and other	53,013	57	0.42	54,307	78	0.58	48,209	334	2.76
Total foreign interest-bearing deposits	75,442	75	0.40	80,947	106	0.52	96,286	685	2.84
Total interest-bearing deposits	729,674	1,645	0.90	726,376	2,005	1.11	662,036	3,769	2.27
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings (2)	411,063	1,059	1.02	503,451	1,157	0.92	465,511	2,938	2.51
Trading account liabilities	73,290	455	2.46	62,778	450	2.87	73,702	661	3.57
Long-term debt (2)	449,974	4,814	4.26	444,131	4,900	4.42	264,934	3,100	4.68
Total interest-bearing liabilities - excluding hedge impact	1,664,001	7,973	1.90	1,736,736	8,512	1.96	1,466,183	10,468	2.84
Net hedge (income) expense on liabilities		(873)			(550)			86
Total interest-bearing liabilities - including hedge impact	1,664,001	7,100	1.70	1,736,736	7,962	1.84	1,466,183	10,554	2.86
Noninterest-bearing sources:
Noninterest-bearing deposits	259,621			248,516			195,809
Other liabilities	211,070			192,198			77,245
Shareholders’ equity	255,983			242,867			166,454
Total liabilities and shareholders’ equity	$2,390,675			$2,420,317			$1,905,691
Net interest spread			2.32			2.44			2.69
Impact of noninterest-bearing sources			0.12			0.08			0.27
Net interest income/yield on earning assets - excluding hedge impact		$11,016	2.44%		$11,403	2.52%		$12,018	2.96%
Net impact of hedge income (expense)		737	0.17		539	0.12		(98)	(0.03)
Net interest income/yield on earning assets		$11,753	2.61%		$11,942	2.64%		$11,920	2.93%

(1)       This table presents a non-GAAP financial measure. The impact of interest rate risk management derivatives is shown separately. Interest income and interest expense amounts, and the yields and rates have been adjusted. Management believes this presentation is useful to investors because it adjusts for the impact of our hedging decisions and provides a better understanding of our hedging activities. The impact of interest rate risk management derivatives is not material to the average balances presented above.

(2)       The impact of interest rate risk management derivatives on interest income and interest expense is presented below.

           Interest income excludes the impact of interest rate risk management contracts, which increased (decreased) interest income on:

		Third Quarter 2009			Second Quarter 2009			Third Quarter 2008
Time deposits placed and other short-term investments		$—			$(3)			$(4)
Federal funds sold and securities borrowed or purchased under agreements to resell		95			62			(36)
Trading account assets		(6)			—			—
Debt securities		(213)			(34)			(3)
Commercial - domestic		(12)			(36)			32
Other earning assets		0			—			(1)

Net hedge income (expense) on assets		$(136)			$(11)			$(12)

Interest expense excludes the impact of interest rate risk management contracts, which increased (decreased) interest expense on:

NOW and money market deposit accounts		$—			$—			$—
Consumer CDs and IRAs		46			59			87
Negotiable CDs, public funds and other time deposits		4			5			3
Banks located in foreign countries		15			13			(13)
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings		178			239			285
Long-term debt		(1,116)			(866)			(276)

Net hedge (income) expense on liabilities		$(873)			$(550)			$86

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	9

Bank of America Corporation and Subsidiaries

Year-to-Date Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	Nine Months Ended September 30
	2009			2008
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$27,094	$493	2.43%	$10,758	$282	3.50%
Federal funds sold and securities borrowed or purchased under agreements to resell	232,680	2,567	1.47	135,846	2,920	2.87
Trading account assets	216,462	6,436	3.97	188,894	7,089	5.01
Debt securities (1)	268,291	10,303	5.12	240,347	9,470	5.25
Loans and leases (2):
Residential mortgage (3)	253,531	10,427	5.49	262,488	11,061	5.62
Home equity	156,128	5,123	4.38	129,392	5,652	5.83
Discontinued real estate	18,078	908	6.70	7,397	399	7.19
Credit card - domestic	53,444	4,330	10.83	62,784	5,059	10.76
Credit card - foreign	18,973	1,517	10.69	16,297	1,521	12.47
Direct/Indirect consumer (4)	100,349	4,655	6.20	82,242	5,220	8.48
Other consumer (5)	3,346	187	7.43	3,908	251	8.58
Total consumer	603,849	27,147	6.00	564,508	29,163	6.90
Commercial - domestic	229,462	6,793	3.96	218,702	8,812	5.38
Commercial real estate (6)	74,021	1,777	3.21	62,746	2,351	5.00
Commercial lease financing	22,050	717	4.33	22,364	557	3.32
Commercial - foreign	33,878	1,119	4.42	32,254	1,130	4.68
Total commercial	359,411	10,406	3.87	336,066	12,850	5.11
Total loans and leases	963,260	37,553	5.21	900,574	42,013	6.23
Other earning assets	129,919	3,883	3.99	68,198	3,202	6.27
Total earning assets (7)	1,837,706	61,235	4.45	1,544,617	64,976	5.61
Cash and cash equivalents	184,650			34,598
Other assets, less allowance for loan and lease losses	420,549			229,550
Total assets	$2,442,905			$1,808,765

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$33,645	$161	0.64%	$32,419	$172	0.71%
NOW and money market deposit accounts	347,603	1,169	0.45	261,918	2,968	1.51
Consumer CDs and IRAs	226,555	4,219	2.49	195,318	5,569	3.81
Negotiable CDs, public funds and other time deposits	39,649	391	1.32	30,838	806	3.49
Total domestic interest-bearing deposits	647,452	5,940	1.23	520,493	9,515	2.44
Foreign interest-bearing deposits:
Banks located in foreign countries	20,381	114	0.75	36,401	938	3.44
Governments and official institutions	7,893	14	0.23	12,758	281	2.94
Time, savings and other	55,214	267	0.65	52,211	1,220	3.12
Total foreign interest-bearing deposits	83,488	395	0.63	101,370	2,439	3.21
Total interest-bearing deposits	730,940	6,335	1.16	621,863	11,954	2.57
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings	501,485	4,854	1.29	454,355	10,452	3.07
Trading account liabilities	68,530	1,484	2.90	75,553	2,250	3.98
Long-term debt	447,038	12,048	3.60	223,017	7,172	4.29
Total interest-bearing liabilities (7)	1,747,993	24,721	1.89	1,374,788	31,828	3.09
Noninterest-bearing sources:
Noninterest-bearing deposits	245,242			188,800
Other liabilities	207,032			84,287
Shareholders’ equity	242,638			160,890
Total liabilities and shareholders’ equity	$2,442,905			$1,808,765
Net interest spread			2.56%			2.52%
Impact of noninterest-bearing sources			0.09			0.34
Net interest income/yield on earning assets		$36,514	2.65%		$33,148	2.86%

(1)	Yields on AFS debt securities are calculated based on fair value rather than historical cost balances. The use of fair value does not have a material impact on net interest yield.
(2)	Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is recognized on a cash basis. Purchased impaired loans were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(3)	Includes foreign residential mortgages of $647 million for the nine months ended September 30, 2009.
(4)	Includes foreign consumer loans of $7.8 billion and $3.0 billion for the nine months ended September 30, 2009 and 2008.
(5)	Includes consumer finance loans of $2.5 billion and $2.8 billion, and other foreign consumer loans of $646 million and $814 million for the nine months ended September 30, 2009 and 2008.
(6)	Includes domestic commercial real estate loans of $71.5 billion and $61.6 billion, and foreign commercial real estate loans of $2.5 billion and $1.1 billion for the nine months ended September 30, 2009 and 2008.
(7)	Interest income includes the impact of interest rate risk management contracts, which decreased interest income on the underlying assets $208 million and $219 million for the nine months ended September 30, 2009 and 2008. Interest expense includes the impact of interest rate risk management contracts, which increased (decreased) interest expense on the underlying liabilities $(1.9) billion and $172 million for the nine months ended September 30, 2009 and 2008.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	10

Bank of America Corporation and Subsidiaries

Year-to-Date Average Balances and Interest Rates - Fully Taxable-equivalent Basis - Isolating Hedge Income/Expense (1)

(Dollars in millions)

	Nine Months Ended September 30
	2009			2008
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments (2)	$27,094	$496	2.45%	$10,758	$294	3.65%
Federal funds sold and securities borrowed or purchased under agreements to resell (2)	232,680	2,413	1.39	135,846	3,093	3.04
Trading account assets (2)	216,462	6,442	3.97	188,894	7,089	5.01
Debt securities (2)	268,291	10,578	5.26	240,347	9,474	5.26
Loans and leases:
Residential mortgage	253,531	10,427	5.49	262,488	11,061	5.62
Home equity	156,128	5,123	4.38	129,392	5,652	5.83
Discontinued real estate	18,078	908	6.70	7,397	399	7.19
Credit card - domestic	53,444	4,330	10.83	62,784	5,059	10.76
Credit card - foreign	18,973	1,517	10.69	16,297	1,521	12.47
Direct/Indirect consumer	100,349	4,655	6.20	82,242	5,220	8.48
Other consumer	3,346	187	7.43	3,908	251	8.58
Total consumer	603,849	27,147	6.00	564,508	29,163	6.90
Commercial - domestic (2)	229,462	6,871	4.00	218,702	8,840	5.40
Commercial real estate	74,021	1,777	3.21	62,746	2,351	5.00
Commercial lease financing	22,050	717	4.33	22,364	557	3.32
Commercial - foreign	33,878	1,119	4.42	32,254	1,130	4.68
Total commercial	359,411	10,484	3.90	336,066	12,878	5.12
Total loans and leases	963,260	37,631	5.22	900,574	42,041	6.21
Other earning assets (2)	129,919	3,883	3.99	68,198	3,204	6.27
Total earning assets - excluding hedge impact	1,837,706	61,443	4.47	1,544,617	65,195	5.62
Net hedge income (expense) on assets		(208)			(219)
Total earning assets - including hedge impact	1,837,706	61,235	4.45	1,544,617	64,976	5.61
Cash and cash equivalents	184,650			34,598
Other assets, less allowance for loan and lease losses	420,549			229,550
Total assets	$2,442,905			$1,808,765

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$33,645	$161	0.64%	$32,419	$172	0.71%
NOW and money market deposit accounts (2)	347,603	1,170	0.45	261,918	2,958	1.51
Consumer CDs and IRAs (2)	226,555	4,050	2.39	195,318	5,250	3.59
Negotiable CDs, public funds and other time deposits (2)	39,649	379	1.28	30,838	799	3.46
Total domestic interest-bearing deposits	647,452	5,760	1.19	520,493	9,179	2.36
Foreign interest-bearing deposits:
Banks located in foreign countries (2)	20,381	79	0.52	36,401	949	3.48
Governments and official institutions	7,893	14	0.23	12,758	281	2.94
Time, savings and other	55,214	267	0.65	52,211	1,220	3.12
Total foreign interest-bearing deposits	83,488	360	0.58	101,370	2,450	3.23
Total interest-bearing deposits	730,940	6,120	1.12	621,863	11,629	2.50
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings (2)	501,485	4,131	1.10	454,355	10,052	2.95
Trading account liabilities	68,530	1,484	2.90	75,553	2,250	3.98
Long-term debt (2)	447,038	14,921	4.46	223,017	7,725	4.62
Total interest-bearing liabilities - excluding hedge impact	1,747,993	26,656	2.04	1,374,788	31,656	3.07
Net hedge (income) expense on liabilities		(1,935)			172
Total interest-bearing liabilities - including hedge impact	1,747,993	24,721	1.89	1,374,788	31,828	3.09
Noninterest-bearing sources:
Noninterest-bearing deposits	245,242			188,800
Other liabilities	207,032			84,287
Shareholders’ equity	242,638			160,890
Total liabilities and shareholders’ equity	$2,442,905			$1,808,765
Net interest spread			2.43			2.55
Impact of noninterest-bearing sources			0.09			0.34
Net interest income/yield on earning assets - excluding hedge impact		$34,787	2.52%		$33,539	2.89%
Net impact of hedge income (expense)		1,727	0.13		(391)	(0.03)
Net interest income/yield on earning assets		$36,514	2.65%		$33,148	2.86%

(1)	This table presents a non-GAAP financial measure. The impact of interest rate risk management derivatives is shown separately. Interest income and interest expense amounts, and the yields and rates have been adjusted. Management believes this presentation is useful to investors because it adjusts for the impact of our hedging decisions and provides a better understanding of our hedging activities. The impact of interest rate risk management derivatives is not material to the average balances presented above.
(2)	The impact of interest rate risk management derivatives on interest income and interest expense is presented below.

Interest income excludes the impact of interest rate risk management contracts, which increased (decreased) interest income on:

	Nine Months Ended September 30
	2009	2008
Time deposits placed and other short-term investments	$(3)	$(12)
Federal funds sold and securities borrowed or purchased under agreements to resell	154	(173)
Trading account assets	(6)	—
Debt securities	(275)	(4)
Commercial - domestic	(78)	(28)
Other earning assets	—	(2)
Net hedge income (expense) on assets	$(208)	$(219)

Interest expense excludes the impact of interest rate risk management contracts, which increased (decreased) interest expense on:

NOW and money market deposit accounts	$(1)	$10
Consumer CDs and IRAs	169	319
Negotiable CDs, public funds and other time deposits	12	7
Banks located in foreign countries	35	(11)
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings	723	400
Long-term debt	(2,873)	(553)
Net hedge (income) expense on liabilities	$(1,935)	$172

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	11

Bank of America Corporation and Subsidiaries

Debt Securities and Available-for-Sale Marketable Equity Securities

(Dollars in millions)

	September 30, 2009
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
U.S. Treasury securities and agency debentures	$26,562	$439	$(32)	$26,969
Mortgage-backed securities:
Agency MBSs	120,653	3,007	(165)	123,495
Agency collateralized mortgage obligations	16,012	243	(135)	16,120
Non-agency MBSs	44,343	1,864	(5,253)	40,954
Foreign securities	5,017	40	(897)	4,160
Corporate/Agency bonds	5,853	156	(122)	5,887
Other taxable securities (1)	18,844	300	(505)	18,639

Total taxable securities	237,284	6,049	(7,109)	236,224
Tax-exempt securities	10,939	209	(172)	10,976

Total available-for-sale debt securities	$248,223	$6,258	$(7,281)	$247,200

Held-to-maturity debt securities (2)	9,545	—	(1,666)	7,879

Total debt securities	$257,768	$6,258	$(8,947)	$255,079

Available-for-sale marketable equity securities (3)	$6,189	$3,172	$(612)	$8,749

	June 30, 2009
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
U.S. Treasury securities and agency debentures	$14,545	$383	$(12)	$14,916
Mortgage-backed securities:
Agency MBSs	135,348	2,330	(210)	137,468
Agency collateralized mortgage obligations	17,573	401	(112)	17,862
Non-agency MBSs	48,222	2,179	(7,945)	42,456
Foreign securities	5,405	24	(1,204)	4,225
Corporate/Agency bonds	5,794	101	(412)	5,483
Other taxable securities (1)	23,198	150	(749)	22,599

Total taxable securities	250,085	5,568	(10,644)	245,009
Tax-exempt securities	13,032	85	(607)	12,510

Total available-for-sale debt securities	$263,117	$5,653	$(11,251)	$257,519

Held-to-maturity debt securities (2)	9,719	—	(1,875)	7,844

Total debt securities	$272,836	$5,653	$(13,126)	$265,363

Available-for-sale marketable equity securities (3)	$6,427	$1,495	$(947)	$6,975

(1)	Includes asset-backed securities.
(2)	Includes asset-backed securities that were issued by the Corporation’s credit card securitization trust and retained by the corporation with an amortized cost of $6.9 billion and a fair value of $5.3 billion at September 30, 2009 and $7.4 billion and $5.5 billion at June 30, 2009.
(3)	Represents those available-for-sale marketable equity securities that are recorded in other assets on the Consolidated Balance Sheet.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	12

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment

(Dollars in millions)

	Third Quarter 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Net interest income (2)	$11,753	$1,740	$4,995	$1,309	$2,784	$1,462	$1,330	$(1,867)
Noninterest income	14,612	1,926	2,332	2,102	1,886	4,365	2,765	(764)

Total revenue, net of interest expense	26,365	3,666	7,327	3,411	4,670	5,827	4,095	(2,631)

Provision for credit losses	11,705	102	6,975	2,897	2,340	98	515	(1,222)
Noninterest expense	16,306	2,336	1,968	3,041	2,258	2,328	3,169	1,206

Income (loss) before income taxes	(1,646)	1,228	(1,616)	(2,527)	72	3,401	411	(2,615)
Income tax expense (benefit) (2)	(645)	430	(580)	(895)	32	1,211	140	(983)

Net income (loss)	$(1,001)	$798	$(1,036)	$(1,632)	$40	$2,190	$271	$(1,632)

Average
Total loans and leases	$930,255	n/m	$213,340	$132,599	$308,764	n/m	$101,181	$147,666
Total assets (3)	2,390,675	$443,982	228,384	236,200	405,178	$633,909	239,113	n/m
Total deposits	989,295	418,511	n/m	n/m	214,286	n/m	214,994	108,244
Allocated equity	255,983	23,874	41,037	24,669	61,327	43,739	19,258	42,079

Period end
Total loans and leases	$914,266	n/m	$207,727	$134,255	$300,814	n/m	$99,307	$145,856
Total assets (3)	2,251,043	$442,274	223,980	234,842	381,041	$588,641	249,110	n/m
Total deposits	974,899	416,949	n/m	n/m	210,211	n/m	220,482	94,573

	Second Quarter 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Net interest income (2)	$11,942	$1,741	$5,052	$1,196	$2,768	$1,515	$1,292	$(1,622)
Noninterest income	21,144	1,749	2,287	3,264	5,960	2,968	2,878	2,038

Total revenue, net of interest expense	33,086	3,490	7,339	4,460	8,728	4,483	4,170	416

Provision for credit losses	13,375	96	7,741	2,726	2,584	(1)	238	(9)
Noninterest expense	17,020	2,637	1,977	2,828	2,292	2,570	3,297	1,419

Income (loss) before income taxes	2,691	757	(2,379)	(1,094)	3,852	1,914	635	(994)
Income tax expense (benefit) (2)	(533)	248	(762)	(370)	1,358	524	206	(1,737)

Net income (loss)	$3,224	$509	$(1,617)	$(724)	$2,494	$1,390	$429	$743

Average
Total loans and leases	$966,105	n/m	$220,365	$131,509	$323,217	n/m	$101,748	$159,144
Total assets (3)	2,420,317	$440,804	236,016	232,361	389,496	$656,331	237,442	n/m
Total deposits	974,892	415,501	n/m	n/m	203,917	n/m	215,383	104,382
Allocated equity	242,867	23,576	42,118	15,827	61,306	31,034	18,702	50,304

Period end
Total loans and leases	$942,248	n/m	$215,904	$131,120	$314,512	n/m	$100,878	$153,010
Total assets (3)	2,254,394	$446,650	231,987	234,388	382,594	$572,702	233,662	n/m
Total deposits	970,742	421,648	n/m	n/m	208,098	n/m	207,581	99,495

	Third Quarter 2008
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Net interest income (2)	$11,920	$2,892	$4,930	$1,135	$2,748	$1,286	$1,271	$(2,342)
Noninterest income	7,979	1,833	2,823	2,339	1,536	(1,125)	299	274

Total revenue, net of interest expense	19,899	4,725	7,753	3,474	4,284	161	1,570	(2,068)

Provision for credit losses	6,450	98	5,602	818	802	(24)	150	(996)
Noninterest expense	11,660	2,098	2,405	2,741	1,849	1,120	1,286	161

Income (loss) before income taxes	1,789	2,529	(254)	(85)	1,633	(935)	134	(1,233)
Income tax expense (benefit) (2)	612	954	(87)	(31)	609	(347)	54	(540)

Net income (loss)	$1,177	$1,575	$(167)	$(54)	$1,024	$(588)	$80	$(693)

Average
Total loans and leases	$946,914	n/m	$239,951	$122,034	$320,813	n/m	$88,255	$146,305
Total assets (3)	1,905,691	$393,400	261,798	179,998	385,111	$430,539	173,505	n/m
Total deposits	857,845	377,778	n/m	n/m	177,668	n/m	162,192	104,370
Allocated equity	166,454	24,088	39,008	16,236	50,558	12,127	11,677	12,760

Period end
Total loans and leases	$942,676	n/m	$235,998	$122,975	$326,970	n/m	$89,004	$146,365
Total assets (3)	1,831,177	$397,651	256,885	178,956	397,645	$350,326	180,499	n/m
Total deposits	874,051	381,811	n/m	n/m	195,486	n/m	167,426	99,003

(1)	Global Card Services is presented on a managed basis with a corresponding offset recorded in All Other.
(2)	Fully taxable-equivalent basis
(3)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	13

Bank of America Corporation and Subsidiaries

Year-to-Date Results by Business Segment

(Dollars in millions)

	Nine Months Ended September 30, 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Net interest income (2)	$36,514	$5,382	$15,312	$3,691	$8,378	$4,870	$4,280	$(5,399)
Noninterest income	59,017	5,178	6,869	9,410	9,722	12,366	8,326	7,146

Total revenue, net of interest expense	95,531	10,560	22,181	13,101	18,100	17,236	12,606	1,747

Provision for credit losses	38,460	289	23,157	8,995	6,772	148	1,007	(1,908)
Noninterest expense	50,328	7,318	6,024	8,519	7,131	7,962	9,747	3,627

Income (loss) before income taxes	6,743	2,953	(7,000)	(4,413)	4,197	9,126	1,852	28
Income tax expense (benefit) (2)	273	1,041	(2,473)	(1,563)	1,494	3,099	650	(1,975)

Net income (loss)	$6,470	$1,912	$(4,527)	$(2,850)	$2,703	$6,027	$1,202	$2,003

Average
Total loans and leases	$963,260	n/m	$220,666	$129,910	$320,904	n/m	$104,454	$158,721
Total assets (3)	2,442,905	$428,945	236,937	229,321	387,725	$664,690	251,512	n/m
Total deposits	976,182	403,587	n/m	n/m	205,285	n/m	226,967	106,944
Allocated equity	242,638	23,646	41,177	18,337	59,993	34,121	18,368	46,996

Period end
Total loans and leases	$914,266	n/m	$207,727	$134,255	$300,814	n/m	$99,307	$145,856
Total assets (3)	2,251,043	$442,274	223,980	234,842	381,041	$588,641	249,110	n/m
Total deposits	974,899	416,949	n/m	n/m	210,211	n/m	220,482	94,573

	Nine Months Ended September 30, 2008
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Net interest income (2)	$33,148	$7,999	$14,279	$2,305	$7,641	$3,618	$3,449	$(6,143)
Noninterest income	24,848	5,183	8,923	3,753	5,096	(2,894)	2,370	2,417

Total revenue, net of interest expense	57,996	13,182	23,202	6,058	12,737	724	5,819	(3,726)

Provision for credit losses	18,290	293	14,314	4,664	1,728	(63)	512	(3,158)
Noninterest expense	30,582	6,566	6,980	4,211	5,505	2,802	3,841	677

Income (loss) before income taxes	9,124	6,323	1,908	(2,817)	5,504	(2,015)	1,466	(1,245)
Income tax expense (benefit) (2)	3,327	2,374	664	(1,042)	2,064	(752)	553	(534)

Net income (loss)	$5,797	$3,949	$1,244	$(1,775)	$3,440	$(1,263)	$913	$(711)

Average
Total loans and leases	$900,574	n/m	$237,817	$100,237	$314,031	n/m	$87,162	$132,615
Total assets (3)	1,808,765	$374,234	260,475	128,333	377,832	$440,311	166,013	n/m
Total deposits	810,663	350,765	n/m	n/m	170,162	n/m	156,762	$104,143
Allocated equity	160,890	24,429	38,814	7,515	49,547	11,937	11,674	16,974

Period end
Total loans and leases	$942,676	n/m	$235,998	$122,975	$326,970	n/m	$89,004	$146,365
Total assets (3)	1,831,177	$397,651	256,885	178,956	397,645	$350,326	180,499	n/m
Total deposits	874,051	381,811	n/m	n/m	195,486	n/m	167,426	99,003

(1)	Global Card Services is presented on a managed basis with a corresponding offset recorded in All Other.
(2)	Fully taxable-equivalent basis
(3)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	14

Bank of America Corporation and Subsidiaries

Deposits Segment Results (1)

(Dollars in millions)

	Nine Months Ended September 30		Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008

	2009	2008
Net interest income (2)	$5,382	$7,999	$1,740	$1,741	$1,901	$2,971	$2,892
Noninterest income:
Service charges	5,156	5,125	1,906	1,748	1,502	1,675	1,820
All other income	22	58	20	1	1	11	13

Total noninterest income	5,178	5,183	1,926	1,749	1,503	1,686	1,833

Total revenue, net of interest expense	10,560	13,182	3,666	3,490	3,404	4,657	4,725

Provision for credit losses	289	293	102	96	91	107	98
Noninterest expense	7,318	6,566	2,336	2,637	2,345	2,215	2,098

Income before income taxes	2,953	6,323	1,228	757	968	2,335	2,529
Income tax expense (2)	1,041	2,374	430	248	363	772	954

Net income	$1,912	$3,949	$798	$509	$605	$1,563	$1,575

Net interest yield (2)	1.79%	3.10%	1.66%	1.69%	2.05%	3.22%	3.13%
Return on average equity	10.81	21.59	13.26	8.66	10.44	25.39	26.01
Efficiency ratio (2)	69.30	49.82	63.72	75.54	68.91	47.58	44.41

Balance sheet

Average
Total earning assets (3)	$402,318	$344,312	$417,095	$414,200	$375,199	$366,661	$367,824
Total assets (3)	428,945	374,234	443,982	440,804	401,584	393,463	393,400
Total deposits	403,587	350,765	418,511	415,501	376,285	377,987	377,778
Allocated equity	23,646	24,429	23,874	23,576	23,484	24,493	24,088

Period end
Total earning assets (3)	$415,508	$370,507	$415,508	$420,465	$389,435	$363,334	$370,507
Total assets (3)	442,274	397,651	442,274	446,650	415,765	390,487	397,651
Total deposits	416,949	381,811	416,949	421,648	390,245	375,763	381,811

(1)	Deposits includes the net impact of migrating customers and their related deposit balances between Global Wealth & Investment Management (GWIM) and Deposits. After migration, the associated net interest income, service charges and noninterest expense are recorded in the appropriate segment.
(2)	Fully taxable-equivalent basis
(3)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	15

Bank of America Corporation and Subsidiaries

Deposits Key Indicators

(Dollars in millions, except as noted)

	Nine Months Ended September 30		Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2009	2008	2009	2009	2009	2008	2008
Average deposit balances
Checking	$132,586	$126,208	$136,603	$135,356	$125,679	$124,212	$125,417
Savings	31,485	29,437	32,374	32,488	29,564	28,687	29,392
MMS	89,438	71,870	98,659	91,275	78,154	80,391	80,041
CDs and IRAs	146,823	120,138	147,844	152,828	139,708	141,499	139,185
Foreign and other	3,255	3,112	3,031	3,554	3,180	3,198	3,743

Total average deposit balances	$403,587	$350,765	$418,511	$415,501	$376,285	$377,987	$377,778

Total balances migrated to (from) GWIM	$(43,400)	$15,934	$(2,920)	$(34,340)	$(6,140)	$4,542	$3,272

Deposit spreads (excludes noninterest costs)
Checking	4.06%	4.22%	3.93%	4.07%	4.18%	4.25%	4.23%
Savings	3.86	3.80	3.83	3.87	3.89	3.82	3.80
MMS	0.36	1.32	0.58	0.55	(0.14)	0.91	1.15
CDs and IRAs	0.04	0.34	(0.01)	0.05	0.09	0.26	0.14
Foreign and other	3.62	3.69	3.46	3.68	3.72	3.60	3.81
Total deposit spreads	1.74	2.23	1.72	1.78	1.71	1.99	2.01

Net new retail checking (units in thousands)	433	2,054	39	176	218	130	823

Online banking (end of period)

Active accounts (units in thousands)	29,736	28,636	29,736	29,196	29,515	28,854	28,636
Active billpay accounts (units in thousands)	15,998	15,732	15,998	16,000	16,031	15,861	15,732

Bank of America has the largest active online banking customer base with 29.7 million subscribers.

Bank of America uses a strict Active User standard - customers must have used our online services within the last 90 days.

16.0 million active bill pay users paid $79.6 billion worth of bills this quarter. The number of customers who sign up and use Bank of America’s Bill Pay Service continues to surpass that of any other financial institution.

Currently, approximately 330 companies are presenting 39.1 million e-bills per quarter.

Certain prior period amounts have been reclassified to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	16

Bank of America Corporation and Subsidiaries

Global Card Services Segment Results (1)

(Dollars in millions)

	Nine Months Ended September 30		Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2009	2008	2009	2009	2009	2008	2008
Net interest income (2)	$15,312	$14,279	$4,995	$5,052	$5,265	$5,310	$4,930
Noninterest income:
Card income	6,462	7,564	2,183	2,164	2,115	2,469	2,289
All other income	407	1,359	149	123	135	239	534

Total noninterest income	6,869	8,923	2,332	2,287	2,250	2,708	2,823

Total revenue, net of interest expense	22,181	23,202	7,327	7,339	7,515	8,018	7,753

Provision for credit losses (3)	23,157	14,314	6,975	7,741	8,441	5,851	5,602
Noninterest expense	6,024	6,980	1,968	1,977	2,079	2,179	2,405

Income (loss) before income taxes	(7,000)	1,908	(1,616)	(2,379)	(3,005)	(12)	(254)
Income tax expense (benefit) (2)	(2,473)	664	(580)	(762)	(1,131)	(3)	(87)

Net income (loss)	$(4,527)	$1,244	$(1,036)	$(1,617)	$(1,874)	$(9)	$(167)

Net interest yield (2)	9.29%	8.01%	9.30%	9.20%	9.35%	9.05%	8.16%
Return on average equity	n/m	4.28	n/m	n/m	n/m	n/m	n/m
Efficiency ratio (2)	27.16	30.09	26.87	26.94	27.66	27.18	31.03

Balance sheet

Average
Total loans and leases	$220,666	$237,817	$213,340	$220,365	$228,461	$233,427	$239,951
Total earning assets	220,466	238,204	212,976	220,133	228,460	233,513	240,298
Total assets	236,937	260,475	228,384	236,016	246,610	253,455	261,798
Allocated equity	41,177	38,814	41,037	42,118	40,370	40,294	39,008

Period end
Total loans and leases	$207,727	$235,998	$207,727	$215,904	$221,984	$233,040	$235,998
Total earning assets	207,520	236,157	207,520	215,633	221,794	233,094	236,157
Total assets	223,980	256,885	223,980	231,987	238,410	252,683	256,885

(1)	Presented on a managed basis. (See Exhibit A: Non-GAAP Reconciliations - Global Card Services - Reconciliation on page 44).
(2)	Fully taxable-equivalent basis
(3)	Represents provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	17

Bank of America Corporation and Subsidiaries

Global Card Services Key Indicators

(Dollars in millions)

	Nine Months Ended September 30		Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2009	2008	2009	2009	2009	2008	2008
Credit Card Data (1)

Loans
Average
Held credit card outstandings	$72,417	$79,081	$70,940	$70,546	$75,818	$82,117	$80,489
Securitization impact	100,727	106,177	97,520	102,046	102,672	99,116	105,919

Managed credit card outstandings	$173,144	$185,258	$168,460	$172,592	$178,490	$181,233	$186,408

Period end
Held credit card outstandings	$70,206	$81,350	$70,206	$69,377	$67,960	$81,274	$81,350
Securitization impact	94,328	102,048	94,328	100,438	105,392	100,960	102,048

Managed credit card outstandings	$164,534	$183,398	$164,534	$169,815	$173,352	$182,234	$183,398

Credit Quality
Charge-offs $
Held net charge-offs	$5,845	$3,306	$2,169	$2,064	$1,612	$1,406	$1,242
Securitization impact	8,473	4,813	3,308	2,983	2,182	1,857	1,754

Managed credit card net losses	$14,318	$8,119	$5,477	$5,047	$3,794	$3,263	$2,996

Charge-offs %
Held net charge-offs	10.79%	5.58%	12.13%	11.74%	8.62%	6.82%	6.14%
Securitization impact	0.27	0.27	0.77	(0.01)	—	0.34	0.26

Managed credit card net losses	11.06%	5.85%	12.90%	11.73%	8.62%	7.16%	6.40%

30+ Delinquency $
Held delinquency	$5,054	$4,675	$5,054	$5,221	$5,365	$5,324	$4,675
Securitization impact	7,047	6,126	7,047	7,748	8,246	6,844	6,126

Managed delinquency	$12,101	$10,801	$12,101	$12,969	$13,611	$12,168	$10,801

30+ Delinquency %
Held delinquency	7.20%	5.75%	7.20%	7.53%	7.90%	6.55%	5.75%
Securitization impact	0.15	0.14	0.15	0.11	(0.05)	0.13	0.14

Managed delinquency	7.35%	5.89%	7.35%	7.64%	7.85%	6.68%	5.89%

90+ Delinquency $
Held delinquency	$2,593	$2,330	$2,593	$2,894	$2,816	$2,565	$2,330
Securitization impact	3,600	2,958	3,600	4,263	4,106	3,185	2,958

Managed delinquency	$6,193	$5,288	$6,193	$7,157	$6,922	$5,750	$5,288

90+ Delinquency %
Held delinquency	3.69%	2.87%	3.69%	4.17%	4.14%	3.16%	2.87%
Securitization impact	0.07	0.01	0.07	0.04	(0.15)	—	0.01

Managed delinquency	3.76%	2.88%	3.76%	4.21%	3.99%	3.16%	2.88%

Other Global Card Services Key Indicators

Managed credit card data
Gross interest yield	11.40%	11.63%	11.18%	11.33%	11.68%	11.87%	11.52%
Risk adjusted margin	2.06	6.60	0.26	1.28	4.56	6.38	6.67
New account growth (in thousands)	3,201	7,044	1,014	957	1,230	1,432	1,765
Purchase volumes	$153,031	$186,940	$53,031	$51,944	$48,056	$56,585	$62,662

Debit Card Data
Debit purchase volumes	$161,055	$157,581	$54,764	$55,158	$51,133	$52,925	$53,252

(1)	Credit Card includes U.S., Europe and Canada consumer credit card. Does not include business card, debit card and consumer lending.

Certain prior period amounts have been reclassified to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	18

Bank of America Corporation and Subsidiaries

Home Loans & Insurance Segment Results

(Dollars in millions; except as noted)

	Nine Months Ended September 30			Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2009	2008		2009	2009	2009	2008	2008
Net interest income (1)	$3,691	$2,305		$1,309	$1,196	$1,186	$1,006	$1,135
Noninterest income:
Mortgage banking income	7,505	2,819		1,424	2,661	3,420	1,603	1,755
Insurance income	1,728	770		594	553	581	646	569
All other income	177	164		84	50	43	(2)	15

Total noninterest income	9,410	3,753		2,102	3,264	4,044	2,247	2,339

Total revenue, net of interest expense	13,101	6,058		3,411	4,460	5,230	3,253	3,474

Provision for credit losses	8,995	4,664		2,897	2,726	3,372	1,623	818
Noninterest expense	8,519	4,211		3,041	2,828	2,650	2,752	2,741

Loss before income taxes	(4,413)	(2,817)		(2,527)	(1,094)	(792)	(1,122)	(85)
Income tax benefit (1)	(1,563)	(1,042)		(895)	(370)	(298)	(415)	(31)

Net loss	$(2,850)	$(1,775)		$(1,632)	$(724)	$(494)	$(707)	$(54)

Net interest yield (1)	2.55%	2.68	%	2.59%	2.43%	2.63%	2.31%	3.05%
Efficiency ratio (1)	65.03	69.51		89.19	63.38	50.68	84.58	78.90

Balance sheet

Average
Total loans and leases	$129,910	$100,237		$132,599	$131,509	$125,544	$122,065	$122,034
Total earning assets	193,802	115,076		200,539	197,758	182,915	173,152	148,209
Total assets	229,321	128,333		236,200	232,361	219,215	204,826	179,998
Allocated equity	18,337	7,515		24,669	15,827	14,403	15,477	16,236

Period end
Total loans and leases	$134,255	$122,975		$134,255	$131,120	$131,332	$122,947	$122,975
Total earning assets	197,666	167,338		197,666	197,528	184,136	175,609	167,338
Total assets	234,842	178,956		234,842	234,388	221,547	205,046	178,956

Period end (in billions)
Mortgage servicing portfolio (2)	$2,148.3	$2,026.2		$2,148.3	$2,111.9	$2,112.8	$2,057.3	$2,026.2

(1)	Fully taxable-equivalent basis
(2)	Servicing of residential mortgage loans, home equity lines of credit, home equity loans and discontinued real estate mortgage loans.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	19

Bank of America Corporation and Subsidiaries

Home Loans & Insurance Key Indicators

(Dollars in millions, except as noted)

	Nine Months Ended September 30				Third Quarter		Second Quarter		First Quarter		Fourth Quarter		Third Quarter
	2009		2008		2009		2009		2009		2008		2008
Mortgage servicing rights at fair value rollforward:
Beginning balance	$12,733		$3,053		$18,535		$14,096		$12,733		$20,811		$4,250
Countrywide balance, July 1, 2008	—		17,188		—		—		—		—		17,188
Merrill Lynch balance, January 1, 2009	209		—		—		—		209		—		—
Additions	4,693		1,910		1,738		1,706		1,249		677		875
Impact of customer payments	(2,888)		(1,855)		(906)		(797)		(1,185)		(1,458)		(1,425)
Other changes in MSR	2,792		515		(1,828)		3,530		1,090		(7,297)		(77)

Ending balance	$17,539		$20,811		$17,539		$18,535		$14,096		$12,733		$20,811

Capitalized mortgage servicing rights
(% of loans serviced)	102	bps	126	bps	102	bps	109	bps	83	bps	77	bps	126	bps
Mortgage loans serviced for investors (in billions)	$1,726		$1,654		$1,726		$1,703		$1,699		$1,654		$1,654

Loan production:
Home Loans & Insurance
First mortgage	$273,473		$86,184		$90,319		$104,082		$79,072		$42,761		$49,625
Home equity	8,130		28,078		2,287		2,920		2,923		3,920		5,260
Total Corporation
First mortgage	291,517		95,899		95,654		110,645		85,218		44,611		51,539
Home equity	10,427		35,163		2,739		3,650		4,038		5,326		7,022

Mortgage banking income
Production income	$4,435		$1,428		$1,110		$1,675		$1,650		$691		$749
Servicing income:
Servicing fees and ancillary income	4,635		2,041		1,600		1,514		1,521		1,487		1,526
Impact of customer payments	(2,888)		(1,855)		(906)		(797)		(1,185)		(1,458)		(1,425)
Fair value changes of MSRs, net of economic hedge results	925		1,123		(519)		143		1,301		783		823
Other servicing-related revenue	398		82		139		126		133		100		82

Total net servicing income	3,070		1,391		314		986		1,770		912		1,006

Total Home Loans & Insurance mortgage banking income	7,505		2,819		1,424		2,661		3,420		1,603		1,755
Other business segment mortgage banking income (loss)	(366)		(255)		(126)		(134)		(106)		(80)		(81)

Total consolidated mortgage banking income	$7,139		$2,564		$1,298		$2,527		$3,314		$1,523		$1,674

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	20

Bank of America Corporation and Subsidiaries

Global Banking Segment Results

(Dollars in millions)

	Nine Months Ended September 30		Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2009	2008	2009	2009	2009	2008	2008
Net interest income (1)	$8,378	$7,641	$2,784	$2,768	$2,826	$3,114	$2,748
Noninterest income:
Service charges	2,913	2,420	1,050	914	949	814	826
Investment banking income	2,040	956	604	793	643	415	241
All other income (loss)	4,769	1,720	232	4,253	284	(284)	469

Total noninterest income	9,722	5,096	1,886	5,960	1,876	945	1,536

Total revenue, net of interest expense	18,100	12,737	4,670	8,728	4,702	4,059	4,284

Provision for credit losses	6,772	1,728	2,340	2,584	1,848	1,402	802
Noninterest expense	7,131	5,505	2,258	2,292	2,581	1,179	1,849

Income before income taxes	4,197	5,504	72	3,852	273	1,478	1,633
Income tax expense (1)	1,494	2,064	32	1,358	104	446	609

Net income	$2,703	$3,440	$40	$2,494	$169	$1,032	$1,024

Net interest yield (1)	3.39%	3.18%	3.18%	3.34%	3.36%	3.63%	3.34%
Return on average equity	6.02	9.27	0.26	16.32	1.19	7.65	8.06
Efficiency ratio (1)	39.40	43.22	48.35	26.25	54.90	29.05	43.15

Balance sheet

Average
Total loans and leases	$320,904	$314,031	$308,764	$323,217	$330,974	$331,115	$320,813
Total earning assets	330,464	320,495	347,202	332,591	341,124	341,456	327,520
Total assets	387,725	377,832	405,178	389,496	398,014	397,556	385,111
Total deposits	205,285	170,162	214,286	203,917	197,468	199,465	177,668
Allocated equity	59,993	49,547	61,327	61,306	57,301	53,667	50,558

Period end
Total loans and leases	$300,814	$326,970	$300,814	$314,512	$323,407	$328,574	$326,970
Total earning assets	324,965	338,408	324,965	323,745	333,228	338,915	338,408
Total assets	381,041	397,645	381,041	382,594	388,534	394,541	397,645
Total deposits	210,211	195,486	210,211	208,098	196,359	215,519	195,486
(1) Fully taxable-equivalent basis

Components of Investment Banking Income
(Dollars in millions)
	Nine Months Ended September 30		Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2009	2008	2009	2009	2009	2008	2008
Investment banking income
Advisory (1)	$807	$362	$186	$292	$329	$184	$109
Debt issuance	2,319	1,160	720	944	655	379	332
Equity issuance	1,071	400	406	508	157	224	50

Total Global Markets and Investment Banking	4,197	1,922	1,312	1,744	1,141	787	491
Other (2)	(242)	(277)	(58)	(98)	(86)	(169)	(17)

Total investment banking income	$3,955	$1,645	$1,254	$1,646	$1,055	$618	$474

(1)	Advisory includes fees on debt and equity advisory and merger and acquisitions.
(2)	Represents the offset to fees paid on the Corporation’s transactions.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	21

Bank of America Corporation and Subsidiaries

Global Banking Key Indicators

(Dollars in millions)

	Nine Months Ended September 30		Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2009	2008	2009	2009	2009	2008	2008
Global Banking revenue, net of interest expense
Global commercial banking	$12,382	$8,501	$2,905	$6,691	$2,786	$2,861	$2,864
Global corporate and investment banking	5,718	4,236	1,765	2,037	1,916	1,198	1,420

Total revenue, net of interest expense (1)	$18,100	$12,737	$4,670	$8,728	$4,702	$4,059	$4,284

Global Banking revenue, net of interest expense - by service segment
Business lending	$7,091	$6,011	$2,303	$2,353	$2,435	$2,210	$2,024
Treasury services	9,171	6,325	1,798	5,540	1,833	2,198	2,162
Investment banking related (2)	1,838	401	569	835	434	(349)	98

Total revenue, net of interest expense (1)	$18,100	$12,737	$4,670	$8,728	$4,702	$4,059	$4,284

Global Banking average deposit balances
Global commercial banking	$126,631	$105,082	$132,766	$127,133	$119,853	$118,415	$107,142
Global corporate and investment banking	78,654	65,080	81,520	76,784	77,615	81,050	70,526

Total	$205,285	$170,162	$214,286	$203,917	$197,468	$199,465	$177,668

Interest-bearing	$82,013	$87,384	$80,509	$79,059	$86,537	$100,259	$89,217
Noninterest-bearing	123,272	82,778	133,777	124,858	110,931	99,206	88,451

Total	$205,285	$170,162	$214,286	$203,917	$197,468	$199,465	$177,668

Global Banking loan spreads
Global commercial banking	1.95%	1.74%	2.06%	1.96%	1.83%	1.85%	1.74%
Global corporate and investment banking	1.57	0.69	1.62	1.45	1.64	1.18	0.73
Provision for credit losses
Global commercial banking	$5,443	$1,601	$1,899	$1,992	$1,552	$1,036	$671
Global corporate and investment banking	1,329	127	441	592	296	366	131

Total provision for credit losses	$6,772	$1,728	$2,340	$2,584	$1,848	$1,402	$802

Credit quality (3, 4)
Reservable utilized criticized exposure
Global commercial banking	$41,274	$23,020	$41,274	$38,513	$33,465	$27,225	$23,020
	18.81%	9.93%	18.81%	16.82%	14.36%	11.63%	9.93%
Global corporate and investment banking	$12,138	$5,782	$12,138	$11,861	$9,995	$7,292	$5,782
	11.20%	4.63%	11.20%	10.44%	8.45%	5.91%	4.63%

Total reservable utilized criticized exposure	$53,412	$28,802	$53,412	$50,374	$43,460	$34,517	$28,802
	16.29%	8.07%	16.29%	14.70%	12.37%	9.66%	8.07%
Nonperforming assets
Global commercial banking	$10,252	$4,335	$10,252	$9,510	$8,077	$5,643	$4,335
	4.84%	1.93%	4.84%	4.31%	3.60%	2.50%	1.93%
Global corporate and investment banking	$1,388	$444	$1,388	$1,314	$879	$736	$444
	1.55%	0.43%	1.55%	1.40%	0.88%	0.71%	0.43%

Total nonperforming assets	$11,640	$4,779	$11,640	$10,824	$8,956	$6,379	$4,779
	3.86%	1.46%	3.86%	3.44%	2.77%	1.94%	1.46%
Average loans and leases by product
Commercial - domestic	$164,161	$160,316	$153,493	$164,673	$174,548	$175,260	$163,886
Commercial real estate	63,343	59,800	62,883	64,609	62,532	61,395	60,196
Commercial lease financing	24,221	24,376	24,140	24,208	24,316	24,324	24,574
Commercial - foreign	26,253	27,346	24,890	27,051	26,840	28,546	28,429
Direct/Indirect consumer	41,488	40,444	42,022	41,233	41,201	40,144	42,205
Other	1,438	1,749	1,336	1,443	1,537	1,446	1,523

Total average loans and leases	$320,904	$314,031	$308,764	$323,217	$330,974	$331,115	$320,813

(1) Total Global Banking revenue, net of interest expense	$18,100	$12,737	$4,670	$8,728	$4,702	$4,059	$4,284
Less: Fair value option revenue share	266	(8)	162	242	(138)	(291)	(13)
Less: Impact of credit mitigation	(233)	88	(112)	(121)	—	221	24

Global banking revenues, net of interest expense excluding fair value option revenue share and credit mitigation	$18,067	$12,657	$4,620	$8,607	$4,840	$4,129	$4,273

(2)	Includes revenue and loss sharing with Global Markets for certain activities and positions.
(3)	Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure is on an end-of-period basis and is also shown as a percentage of total reservable commercial utilized credit exposure, including loans and leases, standby letters of credit, financial guarantees, commercial letters of credit and bankers’ acceptances.
(4)	Nonperforming assets are on an end-of-period basis and defined as nonperforming loans and leases plus foreclosed properties. The nonperforming ratio is nonperforming assets divided by commercial loans and leases plus commercial foreclosed properties.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	22

Bank of America Corporation and Subsidiaries

Investment Banking Product Rankings

	Nine months ended September 30, 2009
	Global		U.S.
	Product Ranking	Market Share	Product Ranking	Market Share
High-yield corporate debt	1	15.0%	1	17.6%
Leveraged loans	1	14.3	1	21.5
Mortgage-backed securities	1	15.0	1	17.0
Asset-backed securities	2	14.8	2	18.2
Convertible debt	6	6.3	2	13.4
Common stock underwriting	5	5.9	4	11.4
Investment grade corporate debt	4	5.7	3	13.9
Syndicated loans	2	7.3	2	21.0
Net investment banking revenue	3	6.5	2	11.3
Announced mergers and acquisitions	6	16.1	5	26.0
Equity capital markets	5	6.0	4	11.8
Debt capital markets	4	6.0	2	12.4

Source: Dealogic data. Rankings based on deal volumes except for investment banking revenue rankings which reflect fees. Mergers and acquisition fees included in investment banking revenues reflect 10 percent fee credit at announcement and 90 percent fee credit at completion as per Dealogic. Mergers and acquisitions volume rankings are for announced transactions and provide credit only to the investment bank advising the parent company that is domiciled within that region. Each advisor receives full credit for the deal amount unless advising a minority stakeholder.

Highlights

Global top 3 rankings in:

High-yield corporate debt	Asset-backed securities
Leveraged loans	Syndicated loans
Mortgage-backed securities	Net investment banking revenue

U.S. top 3 rankings in:

High-yield corporate debt	Investment grade corporate debt
Leveraged loans	Syndicated loans
Mortgage-backed securities	Net investment banking revenue
Asset-backed securities	Debt capital markets
Convertible debt

Figures above include self-led transactions. Excluding self-led deals, global and U.S. asset-backed securities rankings were #1, U.S. investment grade corporate debt ranking was #2, global net investment banking revenue ranking was #3, and U.S. announced mergers and acquisitions ranking was #5, according to Dealogic data.

Information for periods beginning January 1, 2009 includes the Merrill Lynch acquisition.

This information is preliminary and based on company data available at the time of the presentation.	23

Bank of America Corporation and Subsidiaries

Global Markets Segment Results

(Dollars in millions)

	Nine Months Ended September 30		Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008
	2009	2008
Net interest income (1)	$4,870	$3,618	$1,462	$1,515	$1,893	$1,532	$1,286
Noninterest income:
Investment and brokerage services	1,978	601	562	832	584	150	195
Investment banking income	1,940	966	635	820	485	371	251
Trading account profits (losses)	10,314	(1,918)	3,380	2,014	4,920	(3,891)	(499)
All other income (loss)	(1,866)	(2,543)	(212)	(698)	(956)	(2,717)	(1,072)

Total noninterest income (loss)	12,366	(2,894)	4,365	2,968	5,033	(6,087)	(1,125)

Total revenue, net of interest expense	17,236	724	5,827	4,483	6,926	(4,555)	161
Provision for credit losses	148	(63)	98	(1)	51	13	(24)
Noninterest expense	7,962	2,802	2,328	2,570	3,064	1,105	1,120

Income (loss) before income taxes	9,126	(2,015)	3,401	1,914	3,811	(5,673)	(935)
Income tax expense (benefit) (1)	3,099	(752)	1,211	524	1,364	(2,020)	(347)

Net income (loss)	$6,027	$(1,263)	$2,190	$1,390	$2,447	$(3,653)	$(588)

Return on average equity	23.62%	n/m	19.87%	17.96%	36.21%	n/m	n/m
Efficiency ratio (1)	46.20	n/m	39.96	57.33	44.23	n/m	n/m
Sales and trading revenue
Fixed income, currency and commodities	$11,511	$(1,800)	$4,041	$2,683	$4,787	$(5,823)	$(654)
Equity income	3,952	760	1,265	1,198	1,489	(17)	176

Total sales and trading revenue (2)	$15,463	$(1,040)	$5,306	$3,881	$6,276	$(5,840)	$(478)

Balance sheet
Average
Total trading-related assets (3)	$512,325	$345,779	$495,757	$504,126	$537,552	$315,125	$347,088
Total market-based earning assets	478,448	377,148	468,999	476,598	489,979	311,582	369,921
Total earning assets	488,603	382,500	476,450	486,062	503,595	317,636	375,009
Total assets	664,690	440,311	633,909	656,331	704,606	390,274	430,539
Allocated equity	34,121	11,937	43,739	31,034	27,409	15,525	12,127
Period end
Total trading-related assets (3)	$448,293	$275,703	$448,293	$435,396	$441,015	$244,174	$275,703
Total market-based earning assets	418,931	282,260	418,931	401,334	381,102	237,452	282,260
Total earning assets	425,402	288,107	425,402	409,823	392,425	243,275	288,107
Total assets	588,641	350,326	588,641	572,702	583,607	306,693	350,326
Trading-related assets (average)
Trading account securities	$202,096	$185,083	$198,336	$190,523	$217,640	$167,463	$186,455
Reverse repurchases	135,513	56,548	130,664	139,566	136,373	53,193	62,767
Securities borrowed	72,991	69,164	78,605	72,309	67,941	42,580	62,982
Derivative assets	101,725	34,984	88,152	101,728	115,598	51,889	34,884

Total trading-related assets (3)	$512,325	$345,779	$495,757	$504,126	$537,552	$315,125	$347,088

(1) Fully taxable-equivalent basis
(2) Sales and trading revenue represents total Global Markets revenue, net of interest expense as adjusted by the following items:
Total Global Markets revenue, net of interest expense	$17,236	$724	$5,827	$4,483	$6,926	$(4,555)	$161
Investment banking income	(1,940)	(966)	(635)	(820)	(485)	(371)	(251)
Fair value option net interest income	(204)	(93)	(65)	(72)	(67)	(46)	(33)
Revenue (loss) shared	318	(481)	179	269	(130)	(868)	(131)
(Gain) loss on sale of prime brokerage business	53	(224)	—	21	32	—	(224)

Total sales and trading revenue	$15,463	$(1,040)	$5,306	$3,881	$6,276	$(5,840)	$(478)

(3) Includes assets which are not considered earning assets (i.e. derivative assets).
n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	24

Bank of America Corporation and Subsidiaries

Off-Balance Sheet Special Purpose Entities Liquidity Exposure

(Dollars in millions)

	September 30, 2009

	VIEs (1)	QSPEs (2)	Total
Commercial paper conduits:
Multi-seller conduits	$27,024	$—	$27,024
Asset acquisition conduits	1,317	—	1,317
Home equity securitizations	—	12,863	12,863
Municipal bond trusts	3,122	6,746	9,868

Collateralized debt obligation vehicles (3)	3,744	—	3,744
Credit-linked note and other vehicles	3,478	—	3,478
Customer conduits	615	—	615
Credit card securitizations	—	1,738	1,738

Total liquidity exposure (4)	$39,300	$21,347	$60,647

	June 30, 2009

	VIEs (1)	QSPEs (2)	Total
Commercial paper conduits:
Multi-seller conduits	$34,825	$—	$34,825
Asset acquisition conduits	1,391	—	1,391
Home equity securitizations	—	13,377	13,377
Municipal bond trusts	3,545	8,421	11,966

Collateralized debt obligation vehicles (3)	4,749	—	4,749
Credit-linked note and other vehicles	3,976	—	3,976
Customer conduits	669	—	669
Credit card securitizations	—	946	946

Total liquidity exposure (4)	$49,155	$22,744	$71,899

(1)	Variable interest entities (VIEs) are special purpose entities (SPEs) which lack sufficient equity at risk or whose equity investors do not have a controlling financial interest. A VIE is consolidated by the party known as the primary beneficiary that will absorb the majority of the expected losses or expected residual returns of the VIEs or both. For example, an entity that holds a majority of the subordinated debt or equity securities issued by a VIE, or protects other investors from loss through a guarantee or similar arrangement, may have to consolidate the VIE. The assets and liabilities of consolidated VIEs are recorded on the Corporation’s balance sheet.
(2)	Qualifying special purposes entities (QSPEs) are SPEs whose activities are strictly limited to holding and servicing financial assets. QSPEs are generally not required to be consolidated by any party. This table includes only those QSPEs to which we have liquidity exposure.
(3)	Represents super senior and non-super senior collateralized debt obligation exposure.
(4)	Merrill Lynch related exposures as of September 30, 2009 and June 30, 2009 includes: $4.9 billion and $6.5 billion in municipal bond trusts, $3.7 billion and $4.7 billion in collateralized debt obligation vehicles and $3.5 billion and $4.0 billion in credit-linked note and other vehicles.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	25

Bank of America Corporation and Subsidiaries

Super Senior Collateralized Debt Obligation Exposure

(Dollars in millions)

	September 30, 2009
	Subprime (1)	Purchased Securities	Total Subprime	Non- Subprime (2)	Total
Unhedged	$994	$968	$1,962	$1,608	$3,570
Hedged (3)	667	—	667	699	1,366

Total	$1,661	$968	$2,629	$2,307	$4,936

(1)	Classified as subprime when subprime consumer real estate loans make up at least 35 percent of the ultimate underlying collateral’s original net exposure value.
(2)	Includes highly-rated collateralized loan obligations and commercial mortgage-backed securities super senior exposure.
(3)	Hedged amounts are presented at carrying value before consideration of the insurance.

Credit Default Swaps with Monoline Financial Guarantors

(Dollars in millions)

	September 30, 2009
	Super Senior CDOs	Other Guaranteed Positions	Total
Notional	$3,785	$41,045	$44,830

Mark-to-market or guarantor receivable	$2,813	$8,500	$11,313
Credit valuation adjustment	(1,750)	(4,140)	(5,890)

Total	$1,063	$4,360	$5,423

Credit valuation adjustment %	62%	49%	52%

(Writedowns) gains during the three months ended September 30, 2009	$(226)	$795	$569

(Writedowns) gains during the nine months ended September 30, 2009	(838)	58	(780)

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	26

Bank of America Corporation and Subsidiaries

Unhedged Subprime Super Senior Collateralized Debt Obligation Carrying Values (1)

(Dollars in millions)

	September 30, 2009
	Subprime Net Exposure	Carrying Value as a Percent of Original Net Exposure	Subprime Content of Collateral (2)	Vintage of Subprime Collateral
				Percent in 2006/2007 Vintages	Percent in 2005/Prior Vintages
Mezzanine super senior liquidity commitments	$67	5%	100%	84%	16%
Other super senior exposure
High grade	622	22	40	27	73
Mezzanine	303	17	34	81	19
CDO-squared	2	3	100	100	—

Total other super senior	927

Total super senior	$994	16

Purchased securities from liquidated CDOs	968	19	34	27	73

Total	$1,962	17

(1)	Classified as subprime when subprime consumer real estate loans make up at least 35 percent of the ultimate underlying collateral’s original net exposure value.
(2)	Based on current net exposure value.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	27

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management Segment Results (1)

(Dollars in millions, except as noted)

	Nine Months Ended September 30		Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008
	2009	2008
Net interest income (2)	$4,280	$3,449	$1,330	$1,292	$1,658	$1,348	$1,271
Noninterest income:
Investment and brokerage services	6,869	3,178	2,328	2,231	2,310	880	1,002
All other income (loss)	1,457	(808)	437	647	373	(237)	(703)

Total noninterest income	8,326	2,370	2,765	2,878	2,683	643	299

Total revenue, net of interest expense	12,606	5,819	4,095	4,170	4,341	1,991	1,570

Provision for credit losses	1,007	512	515	238	254	152	150
Noninterest expense	9,747	3,841	3,169	3,297	3,281	1,069	1,286

Income before income taxes	1,852	1,466	411	635	806	770	134
Income tax expense (2)	650	553	140	206	304	255	54

Net income	$1,202	$913	$271	$429	$502	$515	$80

Net interest yield (2)	2.62%	2.94%	2.54%	2.53%	2.75%	3.03%	3.08%
Return on average equity	8.75	10.44	5.61	9.19	11.88	17.40	2.74
Efficiency ratio (2)	77.32	66.01	77.38	79.06	75.60	53.70	81.90

Balance sheet

Average
Total loans and leases	$104,454	$87,162	$101,181	$101,748	$110,535	$88,876	$88,255
Total earning assets (3)	218,767	156,441	207,870	204,521	244,310	177,303	164,051
Total assets (3)	251,512	166,013	239,113	237,442	278,413	185,744	173,505
Total deposits	226,967	156,762	214,994	215,383	250,914	172,435	162,192
Allocated equity	18,368	11,674	19,258	18,702	17,120	11,767	11,677

Period end
Total loans and leases	$99,307	$89,004	$99,307	$100,878	$102,766	$89,401	$89,004
Total earning assets (3)	217,937	170,735	217,937	203,110	238,271	179,319	170,735
Total assets (3)	249,110	180,499	249,110	233,662	268,557	189,073	180,499
Total deposits	220,482	167,426	220,482	207,581	242,634	176,186	167,426

Client assets
Assets under management	$739,831	$564,438	$739,831	$705,216	$697,371	$523,159	$564,438
Client brokerage assets (4)	1,235,483	196,566	1,235,483	1,164,171	1,102,633	172,106	196,566
Assets in custody	269,233	150,575	269,233	252,830	234,361	133,726	150,575
Less: Client brokerage assets and assets in custody included in assets under management	(323,151)	(82,921)	(323,151)	(297,869)	(279,130)	(78,487)	(82,921)

Total net client assets	$1,921,396	$828,658	$1,921,396	$1,824,348	$1,755,235	$750,504	$828,658

(1)	GWIM services clients through three primary businesses: Merrill Lynch Global Wealth Management (MLGWM), U.S. Trust, Bank of America Private Wealth Management (U.S. Trust), and Columbia Management (Columbia).
(2)	Fully taxable-equivalent basis
(3)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).
(4)	Client brokerage assets include non-discretionary brokerage and fee-based assets.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	28

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management Business Results

(Dollars in millions)

	Three Months Ended September 30, 2009
	Total	Merrill Lynch Global Wealth Management (1, 2)	U.S. Trust	Columbia Management	Other (3)
Net interest income (4)	$1,330	$1,088	$328	$9	$(95)
Noninterest income:
Investment and brokerage services	2,328	1,542	310	277	199
All other income (loss)	437	397	11	(134)	163

Total noninterest income	2,765	1,939	321	143	362

Total revenue, net of interest expense	4,095	3,027	649	152	267
Provision for credit losses	515	262	253	—	—
Noninterest expense	3,169	2,273	478	228	190

Income (loss) before income taxes	411	492	(82)	(76)	77

Income tax expense (benefit) (4)	140	182	(30)	(28)	16

Net income (loss)	$271	$310	$(52)	$(48)	$61

Net interest yield (4)	2.54%	2.52%	2.48%	n/m	n/m
Return on average equity	5.61	14.71	n/m	n/m	n/m

Efficiency ratio (4)	77.38	75.15	73.63%	n/m	n/m
Average - total loans and leases	$101,181	$48,750	$52,431	n/m	n/m
Average - total deposits	214,994	174,057	39,334	n/m	n/m

Period end - total assets (5)	249,110	194,322	55,574	$3,137	n/m

	Three Months Ended June 30, 2009
	Total	Merrill Lynch Global Wealth Management (1, 2)	U.S. Trust	Columbia Management	Other (3)
Net interest income (4)	$1,292	$1,050	$339	$10	$(107)
Noninterest income:
Investment and brokerage services	2,231	1,436	331	270	194
All other income	647	468	10	54	115

Total noninterest income	2,878	1,904	341	324	309

Total revenue, net of interest expense	4,170	2,954	680	334	202
Provision for credit losses	238	154	84	—	—
Noninterest expense	3,297	2,408	486	220	183

Income before income taxes	635	392	110	114	19

Income tax expense (benefit) (4)	206	145	41	42	(22)

Net income	$429	$247	$69	$72	$41

Net interest yield (4)	2.53%	2.47%	2.56%	n/m	n/m
Return on average equity	9.19	12.59	5.49	41.03%	n/m

Efficiency ratio (4)	79.06	81.47	71.45	n/m	n/m
Average - total loans and leases	$101,748	$48,843	$52,901	n/m	n/m
Average - total deposits	215,383	176,859	38,490	n/m	n/m

Period end - total assets (5)	233,662	183,464	56,738	$2,647	n/m

	Three Months Ended September 30, 2008
	Total	Merrill Lynch Global Wealth Management (1, 2)	U.S. Trust	Columbia Management	Other
Net interest income (4)	$1,271	$857	$414	$—	$—
Noninterest income:
Investment and brokerage services	1,002	241	328	394	39
All other income (loss)	(703)	(56)	(13)	(636)	2

Total noninterest income	299	185	315	(242)	41

Total revenue, net of interest expense	1,570	1,042	729	(242)	41
Provision for credit losses	150	135	15	—	—
Noninterest expense	1,286	454	488	323	21

Income (loss) before income taxes	134	453	226	(565)	20
Income tax expense (benefit) (4)	54	168	84	(209)	11

Net income (loss)	$80	$285	$142	$(356)	$9

Net interest yield (4)	3.08%	2.72%	3.09%	n/m	n/m

Return on average equity	2.74	34.82	11.95	n/m	n/m

Efficiency ratio (4)	81.90	43.61	66.98	n/m	n/m
Average - total loans and leases	$88,255	$35,077	$53,175	n/m	n/m
Average - total deposits	162,192	123,528	38,655	n/m	n/m
Period end - total assets (5)	180,499	129,616	57,627	$3,084	n/m

(1)	MLGWM includes the net impact of migrating customers, and their related deposit and loan balances, to or from Deposits and Home Loans & Insurance. After migration, the associated net interest income, noninterest income and noninterest expense are recorded in the applicable segment. During the three months ended September 30, 2009 and June 30, 2009, total deposits of $2.9 billion and $34.3 billion were migrated to Deposits from MLGWM. During the three months ended September 30, 2008, total deposits of $3.3 billion were migrated from Deposits to MLGWM. In addition, during the three months ended September 30, 2009, June 30, 2009 and September 30, 2008, total loans of $2.4 billion, $3.5 billion and $148 million, respectively, were migrated to Home Loans & Insurance from MLGWM.
(2)	Effective January 1, 2009, as a result of the Merrill Lynch acquisition, we combined Merrill Lynch’s wealth management business and our former Premier Banking & Investment business to form MLGWM.
(3)	Other includes the results of the Institutional Retirement, Philanthropy & Investments business, the Corporation’s approximately 50 percent economic ownership of BlackRock and other miscellaneous items.
(4)	Fully taxable-equivalent basis
(5)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	29

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management Business Results

(Dollars in millions)

	Nine Months Ended September 30, 2009
	Total	Merrill Lynch Global Wealth Management (1, 2)	U.S. Trust	Columbia Management	Other (3)

Net interest income (4)	$4,280	$3,533	$1,026	$31	$(310)
Noninterest income:
Investment and brokerage services	6,869	4,516	958	807	588
All other income (loss)	1,457	1,246	37	(203)	377

Total noninterest income	8,326	5,762	995	604	965

Total revenue, net of interest expense	12,606	9,295	2,021	635	655
Provision for credit losses	1,007	639	368	—	—
Noninterest expense	9,747	7,020	1,475	681	571

Income (loss) before income taxes	1,852	1,636	178	(46)	84

Income tax expense (benefit) (4)	650	605	66	(17)	(4)

Net income (loss)	$1,202	$1,031	$112	$(29)	$88

Net interest yield (4)	2.62%	2.57%	2.59%	n/m	n/m
Return on average equity	8.75	17.93	2.96	n/m	n/m

Efficiency ratio (4)	77.32	75.53	72.96	n/m	n/m
Average - total loans and leases	$104,454	$51,731	$52,720	n/m	n/m
Average - total deposits	226,967	187,317	39,089	n/m	n/m

Period end - total assets (5)	249,110	194,322	55,574	$3,137	n/m

	Nine Months Ended September 30, 2008
	Total	Merrill Lynch Global Wealth Management (1, 2)	U.S. Trust	Columbia Management	Other
Net interest income (4)	$3,449	$2,327	$1,119	$(7)	$10
Noninterest income:
Investment and brokerage services	3,178	763	1,095	1,195	125
All other income (loss)	(808)	58	23	(890)	1

Total noninterest income	2,370	821	1,118	305	126

Total revenue, net of interest expense	5,819	3,148	2,237	298	136
Provision for credit losses	512	487	25	—	—
Noninterest expense	3,841	1,386	1,458	935	62

Income (loss) before income taxes	1,466	1,275	754	(637)	74

Income tax expense (benefit) (4)	553	472	279	(236)	38

Net income (loss)	$913	$803	$475	$(401)	$36

Net interest yield (4)	2.94%	2.58%	2.95%	n/m	n/m
Return on average equity	10.44	32.20	13.67	n/m	n/m

Efficiency ratio (4)	66.01	44.01	65.17	n/m	n/m
Average - total loans and leases	$87,162	$36,416	$50,728	n/m	n/m
Average - total deposits	156,762	119,092	37,400	n/m	n/m

Period end - total assets (5)	180,499	129,616	57,627	$3,084	n/m

(1)	MLGWM includes the net impact of migrating customers, and their related deposit and loan balances, to or from Deposits and Home Loans & Insurance. After migration, the associated net interest income, noninterest income and noninterest expense are recorded in the applicable segment. During the nine months ended September 30, 2009, total deposits of $43.4 billion migrated to Deposits from MLGWM. During the nine months ended September 30, 2008, total deposits of $15.9 billion were migrated from Deposits to MLGWM. In addition, during the nine months ended September 30, 2009 and 2008, total loans of $16.1 billion and $2.1 billion were migrated to Home Loans & Insurance from MLGWM.
(2)	Effective January 1, 2009, as a result of the Merrill Lynch acquisition, we combined Merrill Lynch’s wealth management business and our former Premier Banking & Investment business to form MLGWM.
(3)	Other includes the results of the Institutional Retirement, Philanthropy & Investments business, the Corporation’s approximately 50 percent economic ownership of BlackRock and other miscellaneous items.
(4)	Fully taxable-equivalent basis
(5)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	30

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management - Key Indicators

(Dollars in millions, except as noted)

	Nine Months Ended September 30		Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008
	2009	2008
Investment and Brokerage Services
Merrill Lynch Global Wealth Management
Asset management fees	$2,267	$256	$762	$717	$788	$75	$84
Brokerage income	2,249	507	780	719	750	163	157

Total	$4,516	$763	$1,542	$1,436	$1,538	$238	$241

U.S. Trust
Asset management fees	$935	$1,059	$303	$325	$307	$292	$317
Brokerage income	23	36	7	6	10	12	11

Total	$958	$1,095	$310	$331	$317	$304	$328

Columbia Management
Asset management fees	$806	$1,193	$276	$270	$260	$301	$394
Brokerage income	1	2	1	—	—	—	—

Total	$807	$1,195	$277	$270	$260	$301	$394

Other
Asset management fees	$343	$125	$114	$113	$116	$37	$39
Brokerage income	245	—	85	$81	79	—	—

Total	$588	$125	$199	$194	$195	$37	$39

Total Global Wealth & Investment Management
Asset management fees	$4,351	$2,633	$1,455	$1,425	$1,471	$705	$834
Brokerage income	2,518	545	873	806	839	175	168

Total investment and brokerage services	$6,869	$3,178	$2,328	$2,231	$2,310	$880	$1,002

Assets Under Management
Assets under management by business:
Merrill Lynch Global Wealth Management	$268,107	$20,246	$268,107	$239,888	$219,658	$16,682	$20,246
U.S. Trust	187,964	199,682	187,964	180,902	179,142	178,657	199,682
Columbia Management	329,103	407,345	329,103	331,810	340,692	386,473	407,345
Institutional Retirement, Philanthropy & Investments	44,437	39,547	44,437	39,298	45,304	33,498	39,547
Eliminations (1)	(89,915)	(102,621)	(89,915)	(86,811)	(87,550)	(92,298)	(102,621)
International Wealth Management	135	239	135	129	125	147	239

Total assets under management	$739,831	$564,438	$739,831	$705,216	$697,371	$523,159	$564,438

Assets under management rollforward:
Beginning balance	$523,159	$643,531	$705,216	$697,371	$523,159	$564,438	$589,459
Merrill Lynch balance, January 1, 2009	246,292	—	—	—	246,292	—	—
Net flows	(88,063)	(11,399)	(17,757)	(27,071)	(43,235)	12,596	7,477
Market valuation/other	58,443	(67,694)	52,372	34,916	(28,845)	(53,875)	(32,498)

Ending balance	$739,831	$564,438	$739,831	$705,216	$697,371	$523,159	$564,438

Assets under management mix:
Money market/other	$193,593	$238,075	$193,593	$215,637	$244,577	$253,310	$238,075
Fixed income	221,963	102,596	221,963	204,974	198,177	102,747	102,596
Equity	324,275	223,767	324,275	284,605	254,617	167,102	223,767

Total assets under management	$739,831	$564,438	$739,831	$705,216	$697,371	$523,159	$564,438

Assets under management - domestic and foreign:
Domestic	$717,289	$564,199	$717,289	$685,492	$679,927	$523,012	$564,199
Foreign	22,542	239	22,542	19,724	17,444	147	239

Total assets under management	$739,831	$564,438	$739,831	$705,216	$697,371	$523,159	$564,438

Client Brokerage Assets (2)	$1,235,483	$196,566	$1,235,483	$1,164,171	$1,102,633	$172,106	$196,566

Merrill Lynch Global Wealth Management Metrics

Number of financial advisors	14,979	1,964	14,979	15,008	15,822	2,007	1,964

Financial Advisor Productivity (3) (in thousands)	$812	$1,678	$824	$809	$803	$1,576	$1,496

Total client balances (4)	$1,400,438	$301,093	$1,400,438	$1,321,502	$1,292,965	$290,661	$301,093

U.S. Trust Metrics

Client facing associates	3,944	4,467	3,944	3,968	4,015	4,473	4,467

Total client balances (4)	$314,937	$344,004	$314,937	$301,512	$301,151	$308,366	$344,004

Columbia Management Performance Metrics

# of 4 or 5 Star Funds by Morningstar	39	53	39	47	49	53	53

% of Assets Under Management in 4 or 5 Star Rated Funds (5)	51%	64%	51%	46%	49%	62%	64%

(1)	The elimination of assets under management that are managed by two lines of business.
(2)	The January 1, 2009 acquisition of Merrill Lynch contributed $1.0 trillion to client brokerage assets.
(3)	Financial advisor productivity is defined as annualized total revenue (excluding residual net interest income) divided by the total number of financial advisors. The decline in Financial Advisor Productivity in the first quarter 2009 compared to previous quarters results from the inclusion of Merrill Lynch financial advisors. Legacy Bank of America financial advisors historically have had higher amounts of credit and banking activity in their portfolios.
(4)	Client balances are defined as deposits, assets under management, client brokerage assets and other assets in custody.
(5)	Results shown are defined by Columbia Management’s calculation using Morningstar’s Overall Rating criteria for 4 & 5 star rating. The assets under management of the Columbia Funds that had a 4 & 5 star rating were totaled then divided by the assets under management of all the funds in the ranking.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	31

Bank of America Corporation and Subsidiaries

All Other Results (1, 2)

(Dollars in millions)

	Nine Months Ended September 30		Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008
	2009	2008
Net interest income (3)	$(5,399)	$(6,143)	$(1,867)	$(1,622)	$(1,910)	$(1,875)	$(2,342)
Noninterest income:
Card income	(464)	1,797	(720)	(278)	534	368	538
Equity investment income (loss)	8,191	651	886	5,979	1,326	(388)	(327)
Gains (losses) on sales of debt securities	3,584	349	1,441	672	1,471	783	(3)
All other income (loss)	(4,165)	(380)	(2,371)	(4,335)	2,541	(331)	66

Total noninterest income	7,146	2,417	(764)	2,038	5,872	432	274

Total revenue, net of interest expense	1,747	(3,726)	(2,631)	416	3,962	(1,443)	(2,068)

Provision for credit losses (4)	(1,908)	(3,158)	(1,222)	(9)	(677)	(613)	(996)
Merger and restructuring charges	2,188	629	594	829	765	306	247
All other noninterest expense	1,439	48	612	590	237	142	(86)

Income (loss) before income taxes	28	(1,245)	(2,615)	(994)	3,637	(1,278)	(1,233)
Income tax expense (benefit) (3)	(1,975)	(534)	(983)	(1,737)	745	(748)	(540)

Net income (loss)	$2,003	$(711)	$(1,632)	$743	$2,892	$(530)	$(693)

Balance sheet

Average
Total loans and leases	$158,721	$132,615	$147,666	$159,144	$169,593	$145,241	$146,305
Total deposits	106,944	104,143	108,244	104,382	108,208	110,471	104,370

Period end
Total loans and leases	$145,856	$146,365	$145,856	$153,010	$165,535	$136,163	$146,365
Total deposits	94,573	99,003	94,573	99,495	92,436	86,888	99,003

(1)	All Other consists of equity investment activities including Global Principal Investments, Corporate Investments and Strategic Investments, the residential mortgage portfolio associated with ALM activities, the residual impact of cost allocation processes, merger and restructuring charges, intersegment eliminations and the results of certain businesses that are expected to be or have been sold or are in the process of being liquidated. All Other also includes certain amounts associated with ALM activities, including the residual impact of funds transfer pricing allocation methodologies, amounts associated with the change in the value of derivatives used as economic hedges of interest rate and foreign exchange rate fluctuations that are not hedging instruments per GAAP, foreign exchange rate fluctuations related to revaluation of foreign-denominated debt issuances, certain gains (losses) on sales of whole mortgage loans, and gains (losses) on sales of debt securities. All Other also includes adjustments to noninterest income and income tax expense to remove the FTE impact of items (primarily low-income housing tax credits) that have been grossed up within noninterest income to a FTE amount in the business segments. All Other also includes a trust services business which is a client-focused business providing trustee services and fund administration to various financial services companies. In addition, All Other includes the offsetting securitization impact to present Global Card Services on a managed basis. (See Exhibit A: Non-GAAP Reconciliations - All Other - Reconciliation on page 45).
(2)	Effective January 1, 2009, as part of the Merrill Lynch acquisition, All Other includes the results of First Republic Bank as well as fair value adjustments related to certain Merrill Lynch structured notes.
(3)	Fully taxable-equivalent basis
(4)	Provision for credit losses represents provision for credit losses in All Other combined with the Global Card Services securitization offset.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	32

Bank of America Corporation and Subsidiaries

Equity Investments

(Dollars in millions)

	Global Principal Investments Exposures				Equity Investment Income (Loss)
	September 30, 2009			June 30, 2009	September 30, 2009
	Book Value	Unfunded Commitments	Total	Total	Three months ended	Nine months ended
Global Principal Investments:
Global Private Equity	$5,232	$262	$5,494	$4,521	$769	$813
Global Real Estate	2,416	392	2,808	2,946	(178)	(263)
Global Strategic Capital	4,427	1,999	6,426	6,412	130	37
Legacy/Other Investments	1,377	80	1,457	816	(8)	(36)

Total Global Principal Investments	$13,452	$2,733	$16,185	$14,695	$713	$551

Components of Equity Investment Income (Loss)

(Dollars in millions)

	Nine Months Ended September 30		Third Quarter 2009	Second Quarter 2009 (1)	First Quarter 2009 (1)	Fourth Quarter 2008	Third Quarter 2008
	2009	2008
Global Principal Investments	$551	$279	$713	$304	$(466)	$(363)	$(29)
Corporate Investments	(153)	(225)	109	10	(272)	(295)	(369)
Strategic and other investments (1)	7,793	597	64	5,665	2,064	270	71

Total equity investment income (loss) included in All Other	8,191	651	886	5,979	1,326	(388)	(327)
Total equity investment income (loss) included in the business segments	(203)	679	(43)	(36)	(124)	(403)	11

Total consolidated equity investment income (loss)	$7,988	$1,330	$843	$5,943	$1,202	$(791)	$(316)

(1)	For the three months ended June 30, 2009 and March 31, 2009, strategic and other investments includes a $5.3 billion and $1.9 billion pre-tax gain due to sales of portions of the Corporation’s China Construction Bank investment.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	33

Bank of America Corporation and Subsidiaries

Outstanding Loans and Leases

(Dollars in millions)

	September 30 2009	June 30 2009	Increase (Decrease)
Consumer
Residential mortgage (1)	$238,921	$245,967	$(7,046)
Home equity	152,039	155,058	(3,019)
Discontinued real estate (2)	15,460	17,490	(2,030)
Credit card - domestic	49,221	48,948	273
Credit card - foreign	20,985	20,429	556
Direct/Indirect consumer (3)	98,366	99,154	(788)
Other consumer (4)	3,264	3,390	(126)

Total consumer	578,256	590,436	(12,180)

Commercial
Commercial - domestic (5)	207,607	217,571	(9,964)
Commercial real estate (6)	72,662	75,081	(2,419)
Commercial lease financing	21,910	22,387	(477)
Commercial - foreign	27,634	29,811	(2,177)

Total commercial loans	329,813	344,850	(15,037)
Commercial loans measured at fair value (7)	6,197	6,962	(765)

Total commercial	336,010	351,812	(15,802)

Total loans and leases	$914,266	$942,248	$(27,982)

(1)	Includes foreign residential mortgages of $533 million and $681 million at September 30, 2009 and June 30, 2009.
(2)	At September 30, 2009 and June 30, 2009, includes $13.9 billion and $15.9 billion of pay option loans, and $1.5 billion and $1.6 billion of subprime loans obtained as part of the acquisition of Countrywide. The Corporation no longer originates these products.
(3)	Includes dealer financial services of $41.4 billion and $40.9 billion, consumer lending of $21.9 billion and $24.2 billion, securities based lending margin loans of $11.7 billion and $11.0 billion, and foreign consumer loans of $7.9 billion and $7.7 billion at September 30, 2009 and June 30, 2009.
(4)	Includes consumer finance loans of $2.3 billion and $2.4 billion, and other foreign consumer loans of $683 million and $721 million at September 30, 2009 and June 30, 2009.
(5)	Includes small business commercial - domestic loans, primarily card related, of $17.9 billion and $18.1 billion at September 30, 2009 and June 30, 2009.
(6)	Includes domestic commercial real estate loans of $69.1 billion and $71.6 billion, and foreign commercial real estate loans of $3.5 billion at both September 30, 2009 and June 30, 2009.
(7)	Certain commercial loans are measured at fair value under the fair value option and include commercial - domestic loans of $4.0 billion and $4.4 billion, commercial - foreign loans of $2.1 billion and $2.5 billion, and commercial real estate loans of $98 million and $123 million at September 30, 2009 and June 30, 2009.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	34

Bank of America Corporation and Subsidiaries

Quarterly Average Loans and Leases by Business Segment

(Dollars in millions)

	Third Quarter 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Consumer
Residential mortgage	$241,924	$—	$—	$—	$333	$622	$36,196	$204,773
Home equity	153,269	—	—	130,751	995	—	18,380	3,143
Discontinued real estate	16,570	—	—	—	—	—	—	16,570
Credit card - domestic	49,751	—	137,312	—	—	—	—	(87,561)
Credit card - foreign	21,189	—	31,148	—	—	—	—	(9,959)
Direct/Indirect consumer	100,012	10,804	24,651	59	42,022	8	22,273	195
Other consumer	3,331	287	741	25	6	2	7	2,263

Total consumer	586,046	11,091	193,852	130,835	43,356	632	76,856	129,424

Commercial
Commercial - domestic	216,332	283	17,814	1,753	153,493	8,649	21,978	12,362
Commercial real estate	74,276	5	241	11	62,884	1,230	2,230	7,675
Commercial lease financing	22,068	—	—	—	24,140	2	—	(2,074)
Commercial - foreign	31,533	—	1,433	—	24,891	4,813	117	279

Total commercial	344,209	288	19,488	1,764	265,408	14,694	24,325	18,242

Total loans and leases	$930,255	$11,379	$213,340	$132,599	$308,764	$15,326	$101,181	$147,666

	Second Quarter 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Consumer
Residential mortgage	$253,803	$—	$—	$—	$382	$650	$36,214	$216,557
Home equity	156,599	—	—	129,420	1,052	—	19,556	6,571
Discontinued real estate	18,309	—	—	—	—	—	—	18,309
Credit card - domestic	51,721	—	143,209	—	—	—	—	(91,488)
Credit card - foreign	18,825	—	29,383	—	—	—	—	(10,558)
Direct/Indirect consumer	100,302	10,376	27,172	69	41,233	5	21,293	154
Other consumer	3,298	245	655	18	9	—	14	2,357

Total consumer	602,857	10,621	200,419	129,507	42,676	655	77,077	141,902

Commercial
Commercial - domestic	231,639	202	18,381	1,990	164,673	11,817	22,357	12,219
Commercial real estate	75,559	22	196	12	64,609	1,888	2,243	6,589
Commercial lease financing	22,026	—	—	—	24,208	2	—	(2,184)
Commercial - foreign	34,024	—	1,369	—	27,051	4,915	71	618

Total commercial	363,248	224	19,946	2,002	280,541	18,622	24,671	17,242

Total loans and leases	$966,105	$10,845	$220,365	$131,509	$323,217	$19,277	$101,748	$159,144

	Third Quarter 2008
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Consumer
Residential mortgage	$260,779	$—	$—	$—	$620	$—	$35,050	$225,109
Home equity	151,111	—	—	121,041	887	—	23,645	5,538
Discontinued real estate	22,031	—	—	—	—	—	—	22,031
Credit card - domestic	63,414	—	153,036	—	—	—	—	(89,622)
Credit card - foreign	17,075	—	33,372	—	—	—	—	(16,297)
Direct/Indirect consumer	85,392	7,457	31,321	79	42,205	—	5,013	(683)
Other consumer	3,723	268	825	47	16	—	18	2,549

Total consumer	603,525	7,725	218,554	121,167	43,728	—	63,726	148,625

Commercial
Commercial - domestic	224,117	163	19,550	782	163,886	17,311	22,707	(282)
Commercial real estate	63,220	—	281	85	60,196	944	1,740	(26)
Commercial lease financing	22,585	—	—	—	24,574	34	—	(2,023)
Commercial - foreign	33,467	—	1,566	—	28,429	3,379	82	11

Total commercial	343,389	163	21,397	867	277,085	21,668	24,529	(2,320)

Total loans and leases	$946,914	$7,888	$239,951	$122,034	$320,813	$21,668	$88,255	$146,305

(1)	Global Card Services is presented on a managed basis with a corresponding offset recorded in All Other.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	35

Bank of America Corporation and Subsidiaries

Commercial Credit Exposure by Industry (1, 2, 3)

(Dollars in millions)

	Commercial Utilized			Total Commercial Committed
	September 30 2009	June 30 2009	Increase (Decrease)	September 30 2009	June 30 2009	Increase (Decrease)
Diversified financials	$75,650	$74,089	$1,561	$118,770	$121,600	$(2,830)
Real estate (4)	80,424	83,426	(3,002)	98,857	103,560	(4,703)
Government and public education	44,802	44,432	370	61,547	62,987	(1,440)
Capital goods	26,585	28,385	(1,800)	51,653	53,870	(2,217)
Healthcare equipment and services	30,960	31,635	(675)	47,640	47,382	258
Retailing	25,413	27,062	(1,649)	44,611	45,729	(1,118)
Consumer services	29,068	28,688	380	44,606	43,999	607
Commercial services and supplies	25,149	26,973	(1,824)	37,500	38,755	(1,255)
Materials	18,431	20,278	(1,847)	34,712	36,068	(1,356)
Individuals and trusts	24,448	26,648	(2,200)	32,021	35,290	(3,269)
Insurance	21,945	26,077	(4,132)	28,947	33,404	(4,457)
Food, beverage and tobacco	15,131	15,859	(728)	28,180	28,843	(663)
Utilities	9,732	10,484	(752)	26,639	26,860	(221)
Energy	10,641	12,208	(1,567)	23,941	24,776	(835)
Media	12,131	12,435	(304)	23,783	23,539	244
Banks	20,040	21,416	(1,376)	23,156	24,831	(1,675)
Transportation	13,804	13,421	383	19,558	19,554	4
Religious and social organizations	9,261	9,688	(427)	11,891	12,530	(639)
Consumer durables and apparel	5,086	5,383	(297)	10,159	10,198	(39)
Telecommunication services	3,746	3,892	(146)	10,006	10,123	(117)
Pharmaceuticals and biotechnology	3,364	3,574	(210)	9,812	9,913	(101)
Software and services	3,548	3,880	(332)	9,707	10,006	(299)
Technology hardware and equipment	3,228	3,446	(218)	9,557	9,902	(345)
Food and staples retailing	3,878	4,356	(478)	6,776	7,367	(591)
Automobiles and components	2,615	3,269	(654)	5,215	6,243	(1,028)
Other	5,748	6,049	(301)	11,111	10,883	228
Total commercial credit exposure by industry	$524,828	$547,053	$(22,225)	$830,355	$858,212	$(27,857)

Net credit default protection purchased on total commitments (5)				$(21,558)	$(25,980)

(1)	Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held-for-sale, commercial letters of credit, bankers’ acceptances, securitized assets, foreclosed properties and other collateral acquired. Derivative assets are reported on a mark-to-market basis and have been reduced by the amount of cash collateral applied of $71.9 billion and $63.3 billion at September 30, 2009 and June 30, 2009. Not reflected in utilized and committed exposure is additional derivative collateral held of $14.7 billion and $11.5 billion which consists primarily of other marketable securities at September 30, 2009 and June 30, 2009.
(2)	Total commercial utilized and total commercial committed exposure includes loans and letters of credit measured at fair value under the fair value option and are comprised of loans outstanding of $6.2 billion and $7.0 billion and issued letters of credit at notional value of $1.9 billion and $2.1 billion at September 30, 2009 and June 30, 2009. In addition, total commercial committed exposure includes unfunded loan commitments at notional value of $26.7 billion and $24.7 billion at September 30, 2009 and June 30, 2009.
(3)	Includes small business commercial - domestic exposure.
(4)	Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based upon the borrowers’ or counterparties’ primary business activity using operating cash flow and primary source of repayment as key factors.
(5)	Represents net notional credit protection purchased.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	36

Bank of America Corporation and Subsidiaries

Net Credit Default Protection by Maturity Profile (1)

	September 30 2009	June 30 2009
Less than or equal to one year	13%	9%
Greater than one year and less than or equal to five years	84	85
Greater than five years	3	6
Total net credit default protection	100%	100%

(1)	In order to mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of maturities for net credit default protection purchased is shown above.

Net Credit Default Protection by Credit Exposure Debt Rating (1, 2)

(Dollars in millions)

	September 30, 2009		June 30, 2009
Ratings (3)	Net Notional	Percent	Net Notional	Percent
AAA	$15	(0.1)%	$35	(0.1)%
AA	(465)	2.2	(1,180)	4.5
A	(6,239)	28.9	(7,198)	27.7
BBB	(11,262)	52.3	(11,786)	45.4
BB	(3,015)	14.0	(3,057)	11.8
B	(974)	4.5	(891)	3.4
CCC and below	(1,886)	8.7	(1,921)	7.4
NR(4)	2,268	(10.5)	18	(0.1)
Total net credit default protection	$(21,558)	100.0%	$(25,980)	100.0%

(1)	In order to mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of debt rating for net notional credit default protection purchased is shown as a negative and the net notional credit protection sold is shown as a positive amount.
(2)	Ratings are refreshed on a quarterly basis.
(3)	The Corporation considers ratings of BBB- or higher to meet the definition of investment grade.
(4)	In addition to names which have not been rated, “NR” includes $2.4 billion and $157 million in net credit default swap index positions at September 30, 2009 and June 30, 2009. While index positions are principally investment grade, credit default swaps indices include names in and across each of the ratings categories.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	37

Bank of America Corporation and Subsidiaries

Selected Emerging Markets (1)

(Dollars in millions)	Loans and Leases, and Loan Commitments	Other Financing (2)	Derivative Assets (3)	Securities / Other Investments (4)	Total Cross- border Exposure (5)	Local Country Exposure Net of Local Liabilities (6)	Total Emerging Markets Exposure September 30, 2009	Increase (Decrease) from June 30, 2009
Region/Country
Asia Pacific
China (7)	$538	$174	$777	$10,618	$12,107	$—	$12,107	$(59)
South Korea	274	608	1,518	3,178	5,578	—	5,578	(755)
India	1,300	914	824	1,767	4,805	9	4,814	(1,124)
Hong Kong	545	371	160	218	1,294	—	1,294	(164)
Singapore	306	41	285	253	885	—	885	(1,325)
Taiwan	321	20	123	129	593	227	820	250
Other Asia Pacific (8)	258	40	190	667	1,155	151	1,306	(234)
Total Asia Pacific	3,542	2,168	3,877	16,830	26,417	387	26,804	(3,411)
Latin America
Brazil (9)	377	688	220	4,708	5,993	2,097	8,090	915
Mexico (10)	1,720	208	525	2,696	5,149	355	5,504	(233)
Chile	466	393	320	30	1,209	2	1,211	15
Argentina	1	—	6	387	394	162	556	66
Other Latin America (8)	127	214	368	189	898	—	898	(137)
Total Latin America	2,691	1,503	1,439	8,010	13,643	2,616	16,259	626
Middle East and Africa
South Africa	153	8	56	1,020	1,237	—	1,237	89
United Arab Emirates	387	36	176	65	664	—	664	5
Other Middle East and Africa (8)	465	70	212	238	985	1	986	(392)
Total Middle East and Africa	1,005	114	444	1,323	2,886	1	2,887	(298)
Total Central and Eastern Europe (8)	603	226	468	608	1,905	30	1,935	(535)
Total emerging market exposure	$7,841	$4,011	$6,228	$26,771	$44,851	$3,034	$47,885	$(3,618)

(1)	There is no generally accepted definition of emerging markets. The definition that we use includes all countries in Asia Pacific excluding Japan, Australia and New Zealand; all countries in Latin America excluding Cayman Islands and Bermuda; all countries in Middle East and Africa; and all countries in Central and Eastern Europe excluding Greece. There was no emerging market exposure included in the portfolio measured at fair value under the fair value option at September 30, 2009 and June 30, 2009.
(2)	Includes acceptances, standby letters of credit, commercial letters of credit and formal guarantees.
(3)	Derivative assets are reported on a mark-to-market basis and have been reduced by the amount of cash collateral applied of $775 million and $774 million at September 30, 2009 and June 30, 2009. At September 30, 2009 and June 30, 2009, there were $605 million and $863 million of other marketable securities collateralizing derivative assets.
(4)	Generally, cross-border resale agreements are presented based on the domicile of the counterparty, consistent with Federal Financial Institutions Examination Council (FFIEC) reporting requirements. Cross-border resale agreements where the underlying securities are U.S. Treasury securities, in which case the domicile is the U.S., are excluded from this presentation.
(5)	Cross-border exposure includes amounts payable to the Corporation by borrowers or counterparties with a country of residence other than the one in which the credit is booked, regardless of the currency in which the claim is denominated, consistent with FFIEC reporting requirements.
(6)	Local country exposure includes amounts payable to the Corporation by borrowers with a country of residence in which the credit is booked, regardless of the currency in which the claim is denominated. Local funding or liabilities are subtracted from local exposures consistent with FFIEC reporting requirements. Total amount of available local liabilities funding local country exposure at September 30, 2009 was $18.0 billion compared to $15.3 billion at June 30, 2009. Local liabilities at September 30, 2009 in Asia Pacific, Latin America, and Middle East and Africa were $16.7 billion, $860 million, and $398 million, respectively, of which $8.2 billion were in Singapore, $2.1 billion in South Korea, $1.8 billion in both Hong Kong and India, $1.5 billion in China, $722 million in Mexico and $645 million in Taiwan. There were no other countries with available local liabilities funding local country exposure greater than $500 million.
(7)	Securities/Other Investments include an investment of $9.2 billion in China Construction Bank (CCB).
(8)	No country included in Other Asia Pacific, Other Latin America, Other Middle East and Africa, or Central and Eastern Europe had total foreign exposure of more than $500 million.
(9)	Securities/Other Investments include an investment of $3.9 billion in Banco Itaú Holding Financeira S.A.
(10)	Securities/Other Investments include an investment of $2.4 billion in Grupo Financiero Santander, S.A.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	38

Bank of America Corporation and Subsidiaries

Nonperforming Assets

(Dollars in millions)	September 30 2009	June 30 2009	March 31 2009	December 31 2008	September 30 2008
Residential mortgage	$15,509	$13,615	$10,846	$7,057	$4,638
Home equity	3,741	3,826	3,497	2,637	2,049
Discontinued real estate	207	181	129	77	33
Direct/Indirect consumer	92	57	29	26	13
Other consumer	105	93	91	91	89

Total consumer	19,654	17,772	14,592	9,888	6,822

Commercial - domestic (1)	4,719	4,204	3,022	2,040	1,566
Commercial real estate	6,943	6,651	5,662	3,906	3,090
Commercial lease financing	170	104	104	56	35
Commercial - foreign	261	250	300	290	48

	12,093	11,209	9,088	6,292	4,739
Small business commercial - domestic	167	200	224	205	183

Total commercial	12,260	11,409	9,312	6,497	4,922

Total nonperforming loans and leases	31,914	29,181	23,904	16,385	11,744
Foreclosed properties	1,911	1,801	1,728	1,827	1,832

Total nonperforming assets (2, 3, 4)	$33,825	$30,982	$25,632	$18,212	$13,576

Loans past due 90 days or more and still accruing (2, 4, 5)	$7,595	$6,403	$6,344	$5,414	$4,819

Nonperforming assets/Total assets (6)	1.51%	1.38%	1.11%	1.00%	0.74%

Nonperforming assets/Total loans, leases and foreclosed properties (6)	3.72	3.31	2.64	1.96	1.45

Nonperforming loans and leases/Total loans and leases outstanding (6)	3.51	3.12	2.47	1.77	1.25

Allowance for credit losses:
Allowance for loan and lease losses	$35,832	$33,785	$29,048	$23,071	$20,346
Reserve for unfunded lending commitments (7)	1,567	1,992	2,102	421	427

Total allowance for credit losses	$37,399	$35,777	$31,150	$23,492	$20,773

Allowance for loan and lease losses/Total loans and leases outstanding (6)	3.95%	3.61%	3.00%	2.49%	2.17%

Allowance for loan and lease losses/Total nonperforming loans and leases (6)	112	116	122	141	173

Commercial utilized reservable criticized exposure (8)	$60,059	$57,180	$48,660	$36,937	$31,009

Commercial utilized reservable criticized exposure/Commercial utilized exposure (8)	14.78%	13.53%	11.13%	8.90%	7.45%

(1)	Excludes small business commercial - domestic loans.
(2)	Balances do not include purchased impaired loans even though the customer may be contractually past due. Purchased impaired loans were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(3)	Balances do not include nonperforming loans held-for-sale of $6.2 billion, $5.9 billion, $5.0 billion, $4.1 billion and $3.9 billion at September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, respectively.
(4)	Balances do not include loans measured at fair value under the fair value option. At September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, there were no nonperforming loans measured at fair value under the fair value option. At September 30, 2009, there were $111 million of loans past due 90 days or more and still accruing interest at fair value under the fair value option. At June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, there were no loans past due 90 days or more and still accruing interest measured at fair value under the fair value option.
(5)	Balances do not include loans held-for-sale past due 90 days or more and still accruing interest included in other assets of $6 million, $0, $18 million, $31 million and $138 million at September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, respectively.
(6)	Ratios do not include loans measured at fair value under the fair value option of $6.2 billion, $7.0 billion, $7.4 billion, $5.4 billion and $5.4 billion at September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, respectively.
(7)	The majority of the increase from December 31, 2008 relates to the fair value of the acquired Merrill Lynch unfunded lending commitments, excluding commitments measured at fair value under the fair value option.
(8)	Criticized exposure and ratios exclude assets held-for-sale, exposure measured at fair value under the fair value option and other nonreservable exposure. Including assets held-for-sale, other nonreservable exposure and commercial loans measured at fair value, the ratios would have been 15.85 percent, 14.93 percent, 12.63 percent, 9.45 percent and 7.94 percent at September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, respectively.

Loans are classified as domestic or foreign based upon the domicile of the borrower.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	39

Bank of America Corporation and Subsidiaries

Nonperforming Asset Activity

(Dollars in millions)

	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008
Nonperforming Consumer Loans and Leases:
Balance, beginning of period	$17,772	$14,592	$9,888	$6,822	$5,220
Additions (1)	6,696	7,076	7,718	5,283	3,435
Paydowns and payoffs	(410)	(382)	(296)	(146)	(110)
Return to performing status (2)	(966)	(804)	(601)	(501)	(371)
Charge-offs (3)	(2,829)	(2,478)	(1,692)	(1,233)	(1,117)
Other	(609)	(232)	(425)	(337)	(235)

Total nonperforming consumer loans and leases, end of period	19,654	17,772	14,592	9,888	6,822
Foreclosed properties	1,298	1,330	1,356	1,506	1,656

Total nonperforming consumer assets	$20,952	$19,102	$15,948	$11,394	$8,478

Nonperforming Commercial Loans and Leases (4):
Balance, beginning of period	$11,409	$9,312	$6,497	$4,922	$3,936
Additions (1)	4,289	4,416	4,434	3,095	1,997
Paydowns and payoffs	(944)	(593)	(490)	(368)	(371)
Return to performing status (2)	(94)	(92)	(55)	(35)	(29)
Charge-offs (5)	(1,773)	(1,429)	(976)	(896)	(495)
Other	(627)	(205)	(98)	(221)	(116)

Total nonperforming commercial loans and leases, end of period	12,260	11,409	9,312	6,497	4,922
Foreclosed properties	613	471	372	321	176

Total nonperforming commercial assets	$12,873	$11,880	$9,684	$6,818	$5,098

(1)	The three months ended March 31, 2009 includes $465 million of nonperforming consumer loans and leases and $402 million of nonperforming commercial loans and leases acquired from Merrill Lynch.
(2)	Loans and leases may be restored to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection. Troubled debt restructurings are generally classified as performing after six consecutive, on-time payments.
(3)	Our policy is not to classify consumer credit card and consumer non-real estate loans and leases as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity.
(4)	Includes small business commercial – domestic activity.
(5)	Business card loans are not classified as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	40

Bank of America Corporation and Subsidiaries

Quarterly Net Charge-offs/Losses and Net Charge-off/Loss Ratios (1)

(Dollars in millions)

	Third Quarter 2009		Second Quarter 2009		First Quarter 2009		Fourth Quarter 2008		Third Quarter 2008
Held Basis	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential mortgage	$1,247	2.05%	$1,085	1.72%	$785	1.20%	$466	0.73%	$242	0.37%
Home equity	1,970	5.10	1,839	4.71	1,681	4.30	1,113	2.92	964	2.53
Discontinued real estate	37	0.89	35	0.76	15	0.31	19	0.36	(3)	(0.05)
Credit card - domestic	1,787	14.25	1,788	13.87	1,426	9.81	1,244	7.63	1,094	6.86
Credit card - foreign	382	7.14	276	5.88	186	4.48	162	3.75	148	3.46
Direct/Indirect consumer	1,451	5.76	1,475	5.90	1,249	5.03	1,054	5.03	845	3.94
Other consumer	118	14.00	99	11.93	97	11.67	124	13.79	106	11.36

Total consumer	6,992	4.73	6,597	4.39	5,439	3.54	4,182	2.79	3,396	2.24

Commercial - domestic (2)	773	1.58	536	1.03	244	0.46	255	0.50	117	0.23
Commercial real estate	873	4.67	629	3.34	455	2.56	382	2.36	262	1.65
Commercial lease financing	41	0.72	44	0.81	67	1.22	31	0.57	8	0.13
Commercial - foreign	149	2.05	122	1.54	104	1.25	129	1.63	46	0.56

	1,836	2.28	1,331	1.58	870	1.02	797	0.99	433	0.54
Small business commercial - domestic	796	17.45	773	16.69	633	13.47	562	11.55	527	10.64

Total commercial	2,632	3.09	2,104	2.37	1,503	1.68	1,359	1.59	960	1.13

Total net charge-offs	$9,624	4.13	$8,701	3.64	$6,942	2.85	$5,541	2.36	$4,356	1.84

By Business Segment
Deposits	$100	3.48%	$88	3.26%	$88	3.42%	$106	4.89%	$96	4.85%
Global Card Services (3)	7,536	14.02	7,096	12.91	5,406	9.60	4,623	7.88	4,185	6.94
Home Loans & Insurance	1,963	5.87	1,598	4.88	1,492	4.77	976	3.18	844	2.75
Global Banking	1,748	2.25	1,477	1.83	1,122	1.37	992	1.19	588	0.73
Global Markets	44	1.98	29	1.00	5	0.17	15	0.87	16	0.36
Global Wealth & Investment Management	285	1.12	172	0.68	162	0.60	145	0.65	108	0.49
All Other (3)	(2,052)	(5.52)	(1,759)	(4.43)	(1,333)	(3.21)	(1,316)	(3.60)	(1,481)	(4.03)

Total net charge-offs	$9,624	4.13	$8,701	3.64	$6,942	2.85	$5,541	2.36	$4,356	1.84

Supplemental managed basis data
Credit card - domestic	$4,816	13.92%	$4,530	12.69%	$3,421	9.20%	$2,929	7.66%	$2,643	6.87%
Credit card - foreign	661	8.41	517	7.06	373	5.47	334	4.57	353	4.21

Total credit card managed net losses	$5,477	12.90	$5,047	11.73	$3,794	8.62	$3,263	7.16	$2,996	6.40

(1)	Net charge-off/loss ratios are calculated as annualized held net charge-offs or managed net losses divided by average outstanding held or managed loans and leases excluding loans measured at fair value under the fair value option during the period for each loan and lease category.
(2)	Excludes small business commercial - domestic loans.
(3)	Global Card Services is presented on a managed basis. The securitization offset is included within All Other.

Loans are classified as domestic or foreign based upon the domicile of the borrower.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	41

Bank of America Corporation and Subsidiaries

Year-to-Date Net Charge-offs/Losses and Net Charge-off/Loss Ratios (1)

(Dollars in millions)

	Nine Months Ended September 30
	2009		2008
Held Basis	Amount	Percent	Amount	Percent
Residential mortgage	$3,117	1.64%	$459	0.23%
Home equity	5,490	4.70	2,383	2.46
Discontinued real estate	87	0.64	(3)	(0.05)
Credit card - domestic	5,001	12.51	2,917	6.20
Credit card - foreign	844	5.95	389	3.19
Direct/Indirect consumer	4,175	5.56	2,060	3.35
Other consumer	314	12.54	275	9.45

Total consumer	19,028	4.21	8,480	2.01

Commercial - domestic (2)	1,553	1.01	264	0.18
Commercial real estate	1,957	3.54	505	1.08
Commercial lease financing	152	0.92	29	0.17
Commercial - foreign	375	1.59	44	0.18

	4,037	1.62	842	0.36
Small business commercial - domestic	2,202	15.85	1,368	9.23

Total commercial	6,239	2.37	2,210	0.89

Total net charge-offs	$25,267	3.53	$10,690	1.59

By Business Segment
Deposits	$276	3.39%	$260	4.60%
Global Card Services (3)	20,038	12.14	11,100	6.23
Home Loans & Insurance	5,053	5.20	2,128	2.84
Global Banking	4,347	1.81	1,234	0.52
Global Markets	78	0.99	17	0.13
Global Wealth & Investment Management	619	0.79	252	0.39
All Other (3)	(5,144)	(4.34)	(4,301)	(4.33)

Total net charge-offs	$25,267	3.53	$10,690	1.59

Supplemental managed basis data
Credit card - domestic	$12,767	11.88%	$7,125	6.24%
Credit card - foreign	1,551	7.05	994	4.06

Total credit card managed net losses	$14,318	11.06	$8,119	5.85

(1)	Net charge-off/loss ratios are calculated as annualized held net charge-offs or managed net losses divided by average outstanding held or managed loans and leases excluding loans measured at fair value under the fair value option during the period for each loan and lease category.
(2)	Excludes small business commercial - domestic loans.
(3)	Global Card Services is presented on a managed basis. The securitization offset is included within All Other.

Loans are classified as domestic or foreign based upon the domicile of the borrower.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	42

Bank of America Corporation and Subsidiaries

Allocation of the Allowance for Credit Losses by Product Type

(Dollars in millions)

	September 30, 2009			June 30, 2009			September 30, 2008
Allowance for loan and lease losses	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1)
Residential mortgage	$4,461	12.45%	1.87%	$4,119	12.19%	1.67%	$1,376	6.76%	0.54%
Home equity	9,719	27.12	6.39	8,664	25.64	5.59	4,744	23.32	3.12
Discontinued real estate	1,016	2.84	6.57	398	1.18	2.28	82	0.40	0.37
Credit card - domestic	5,182	14.46	10.53	5,153	15.25	10.53	3,624	17.81	5.75
Credit card - foreign	1,328	3.71	6.33	1,320	3.91	6.46	633	3.11	3.45
Direct/Indirect consumer	4,811	13.43	4.89	5,369	15.89	5.41	3,742	18.39	4.52
Other consumer	205	0.57	6.27	210	0.63	6.22	184	0.91	5.02

Total consumer	26,722	74.58	4.62	25,233	74.69	4.27	14,385	70.70	2.40

Commercial - domestic (2)	5,385	15.03	2.59	5,486	16.24	2.52	4,072	20.02	1.86
Commercial real estate	3,007	8.39	4.14	2,396	7.09	3.19	1,376	6.76	2.16
Commercial lease financing	255	0.71	1.16	255	0.75	1.14	210	1.03	0.94
Commercial - foreign	463	1.29	1.68	415	1.23	1.39	303	1.49	0.92

Total commercial (3)	9,110	25.42	2.76	8,552	25.31	2.48	5,961	29.30	1.76

Allowance for loan and lease losses	35,832	100.00%	3.95	33,785	100.00%	3.61	20,346	100.00%	2.17

Reserve for unfunded lending commitments (4)	1,567			1,992			427

Allowance for credit losses	$37,399			$35,777			$20,773

(1)	Ratios are calculated as allowance for loan and lease losses as a percentage of loans and leases outstanding excluding loans measured at fair value under the fair value option for each loan and lease category. Loans measured at fair value include commercial - domestic loans of $4.0 billion, $4.4 billion and $4.0 billion, commercial - foreign loans of $2.1 billion, $2.5 billion and $1.2 billion, and commercial real estate loans of $98 million, $123 million and $213 million at September 30, 2009, June 30, 2009 and September 30, 2008.
(2)	Includes allowance for small business commercial - domestic loans of $2.7 billion, $2.8 billion and $2.2 billion at September 30, 2009, June 30, 2009 and September 30, 2008.
(3)	Includes allowance for loan and lease losses for impaired commercial loans of $1.3 billion, $1.6 billion and $561 million at September 30, 2009, June 30, 2009 and September 30, 2008.
(4)	Amounts for the periods beginning January 1, 2009 include the Merrill Lynch acquisition. The majority of the increase from September 30, 2008 relates to the fair value of the acquired Merrill Lynch unfunded lending commitments, excluding commitments accounted for under fair value option.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	43

Exhibit A: Non-GAAP Reconciliations

Bank of America Corporation and Subsidiaries

Global Card Services - Reconciliation

(Dollars in millions)

	Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008			Third Quarter 2009
	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis
Net interest income (3)	$15,312	$(7,024)	$8,288	$14,279	$(6,402)	$7,877	$4,995	$(2,275)	$2,720
Noninterest income:
Card income	6,462	(1,355)	5,107	7,564	1,768	9,332	2,183	(1,007)	1,176
All other income	407	(94)	313	1,359	(179)	1,180	149	(26)	123

Total noninterest income	6,869	(1,449)	5,420	8,923	1,589	10,512	2,332	(1,033)	1,299

Total revenue, net of interest expense	22,181	(8,473)	13,708	23,202	(4,813)	18,389	7,327	(3,308)	4,019

Provision for credit losses	23,157	(8,473)	14,684	14,314	(4,813)	9,501	6,975	(3,308)	3,667
Noninterest expense	6,024	—	6,024	6,980	—	6,980	1,968	—	1,968

Income (loss) before income taxes	(7,000)	—	(7,000)	1,908	—	1,908	(1,616)	—	(1,616)
Income tax expense (benefit) (3)	(2,473)	—	(2,473)	664	—	664	(580)	—	(580)

Net income (loss)	$(4,527)	$—	$(4,527)	$1,244	$—	$1,244	$(1,036)	$—	$(1,036)

Balance sheet
Average - total loans and leases	$220,666	$(100,727)	$119,939	$237,817	$(106,177)	$131,640	$213,340	$(97,520)	$115,820
Period end - total loans and leases	207,727	(94,328)	113,399	235,998	(102,048)	133,950	207,727	(94,328)	113,399

	Second Quarter 2009			First Quarter 2009			Fourth Quarter 2008
	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis
Net interest income (3)	$5,052	$(2,358)	$2,694	$5,265	$(2,391)	$2,874	$5,310	$(2,299)	$3,011
Noninterest income:
Card income	2,164	(592)	1,572	2,115	244	2,359	2,469	482	2,951
All other income	123	(33)	90	135	(35)	100	239	(40)	199

Total noninterest income	2,287	(625)	1,662	2,250	209	2,459	2,708	442	3,150

Total revenue, net of interest expense	7,339	(2,983)	4,356	7,515	(2,182)	5,333	8,018	(1,857)	6,161

Provision for credit losses	7,741	(2,983)	4,758	8,441	(2,182)	6,259	5,851	(1,857)	3,994
Noninterest expense	1,977	—	1,977	2,079	—	2,079	2,179	—	2,179

Loss before income taxes	(2,379)	—	(2,379)	(3,005)	—	(3,005)	(12)	—	(12)
Income tax benefit (3)	(762)	—	(762)	(1,131)	—	(1,131)	(3)	—	(3)

Net loss	$(1,617)	$—	$(1,617)	$(1,874)	$—	$(1,874)	$(9)	$—	$(9)

Balance sheet
Average - total loans and leases	$220,365	$(102,046)	$118,319	$228,461	$(102,672)	$125,789	$233,427	$(99,116)	$134,311
Period end - total loans and leases	215,904	(100,438)	115,466	221,984	(105,392)	116,592	233,040	(100,960)	132,080

	Third Quarter 2008
	Managed Basis (1)	Securitization Impact (2)	Held Basis
Net interest income (3)	$4,930	$(2,207)	$2,723
Noninterest income:
Card income	2,289	507	2,796
All other income	534	(54)	480

Total noninterest income	2,823	453	3,276

Total revenue, net of interest expense	7,753	(1,754)	5,999

Provision for credit losses	5,602	(1,754)	3,848
Noninterest expense	2,405	—	2,405

Loss before income taxes	(254)	—	(254)
Income tax benefit (3)	(87)	—	(87)

Net loss	$(167)	$—	$(167)

Balance sheet
Average - total loans and leases	$239,951	$(105,919)	$134,032
Period end - total loans and leases	235,998	(102,048)	133,950

(1)	Provision for credit losses represents provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.
(2)	The securitization impact on net interest income is on a funds transfer pricing methodology consistent with the way funding costs are allocated to the businesses.
(3)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

The Corporation reports Global Card Services’ results on a managed basis which is consistent with the way that management evaluates the results of Global Card Services. Managed basis assumes that securitized loans were not sold and presents earnings on these loans in a manner similar to the way loans that have not been sold (i.e., held loans) are presented. Loan securitization is an alternative funding process that is used by the Corporation to diversify funding sources. Loan securitization removes loans from the Consolidated Balance Sheet through the sale of loans to an off-balance sheet qualified special purpose entity which is excluded from the Corporation’s Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States (GAAP).

The performance of the managed portfolio is important in understanding Global Card Services’ results as it demonstrates the results of the entire portfolio serviced by the business. Securitized loans continue to be serviced by the business and are subject to the same underwriting standards and ongoing monitoring as held loans. In addition, excess servicing income is exposed to similar credit risk and repricing of interest rates as held loans. Global Card Services’ managed income statement line items differ from a held basis reported as follows:

•

Managed net interest income includes Global Card Services’ net interest income on held loans and interest income on the securitized loans less the internal funds transfer pricing allocation related to securitized loans.

•

Managed noninterest income includes Global Card Services’ noninterest income on a held basis less the reclassification of certain components of card income (e.g., excess servicing income) to record securitized net interest income and provision for credit losses. Noninterest income, both on a held and managed basis, also includes the impact of adjustments to the interest-only strips that are recorded in card income as management continues to manage this impact within Global Card Services.

•	Provision for credit losses represents the provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	44

Exhibit A: Non-GAAP Reconciliations - continued

Bank of America Corporation and Subsidiaries

All Other - Reconciliation

(Dollars in millions)

	Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008			Third Quarter 2009
	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted
Net interest income (3)	$(5,399)	$7,024	$1,625	$(6,143)	$6,402	$259	$(1,867)	$2,275	$408
Noninterest income:
Card income (loss)	(464)	1,355	891	1,797	(1,768)	29	(720)	1,007	287
Equity investment income	8,191	—	8,191	651	—	651	886	—	886
Gains on sales of debt securities	3,584	—	3,584	349	—	349	1,441	—	1,441
All other income (loss)	(4,165)	94	(4,071)	(380)	179	(201)	(2,371)	26	(2,345)

Total noninterest income	7,146	1,449	8,595	2,417	(1,589)	828	(764)	1,033	269

Total revenue, net of interest expense	1,747	8,473	10,220	(3,726)	4,813	1,087	(2,631)	3,308	677

Provision for credit losses	(1,908)	8,473	6,565	(3,158)	4,813	1,655	(1,222)	3,308	2,086
Merger and restructuring charges	2,188	—	2,188	629	—	629	594	—	594
All other noninterest expense	1,439	—	1,439	48	—	48	612	—	612

Income (loss) before income taxes	28	—	28	(1,245)	—	(1,245)	(2,615)	—	(2,615)
Income tax benefit (3)	(1,975)	—	(1,975)	(534)	—	(534)	(983)	—	(983)

Net income (loss)	$2,003	$—	$2,003	$(711)	$—	$(711)	$(1,632)	$—	$(1,632)

Balance sheet
Average - total loans and leases	$158,721	$100,727	$259,448	$132,615	$106,177	$238,792	$147,666	$97,520	$245,186
Period end - total loans and leases	145,856	94,328	240,184	146,365	102,048	248,413	145,856	94,328	240,184

	Second Quarter 2009			First Quarter 2009			Fourth Quarter 2008
	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted
Net interest income (3)	$(1,622)	$2,358	$736	$(1,910)	$2,391	$481	$(1,875)	$2,299	$424
Noninterest income:
Card income (loss)	(278)	592	314	534	(244)	290	368	(482)	(114)
Equity investment income (loss)	5,979	—	5,979	1,326	—	1,326	(388)	—	(388)
Gains on sales of debt securities	672	—	672	1,471	—	1,471	783	—	783
All other income (loss)	(4,335)	33	(4,302)	2,541	35	2,576	(331)	40	(291)

Total noninterest income	2,038	625	2,663	5,872	(209)	5,663	432	(442)	(10)

Total revenue, net of interest expense	416	2,983	3,399	3,962	2,182	6,144	(1,443)	1,857	414

Provision for credit losses	(9)	2,983	2,974	(677)	2,182	1,505	(613)	1,857	1,244
Merger and restructuring charges	829	—	829	765	—	765	306	—	306
All other noninterest expense	590	—	590	237	—	237	142	—	142

Income (loss) before income taxes	(994)	—	(994)	3,637	—	3,637	(1,278)	—	(1,278)
Income tax expense (benefit) (3)	(1,737)	—	(1,737)	745	—	745	(748)	—	(748)

Net income (loss)	$743	$—	$743	$2,892	$—	$2,892	$(530)	$—	$(530)

Balance sheet
Average - total loans and leases	$159,144	$102,046	$261,190	$169,593	$102,672	$272,265	$145,241	$99,116	$244,357
Period end - total loans and leases	153,010	100,438	253,448	165,535	105,392	270,927	136,163	100,960	237,123

	Third Quarter 2008
	Reported Basis (1)	Securitization Offset (2)	As Adjusted
Net interest income (3)	$(2,342)	$2,207	$(135)
Noninterest income:
Card income	538	(507)	31
Equity investment loss	(327)	—	(327)
Losses on sales of debt securities	(3)	—	(3)
All other income	66	54	120

Total noninterest income	274	(453)	(179)

Total revenue, net of interest expense	(2,068)	1,754	(314)

Provision for credit losses	(996)	1,754	758
Merger and restructuring charges	247	—	247
All other noninterest expense	(86)	—	(86)

Loss before income taxes	(1,233)	—	(1,233)
Income tax benefit (3)	(540)	—	(540)

Net loss	$(693)	$—	$(693)

Balance sheet
Average - total loans and leases	$146,305	$105,919	$252,224
Period end - total loans and leases	$146,365	102,048	248,413

(1)	Provision for credit losses represents provision for credit losses in All Other combined with the Global Card Services securitization offset.
(2)	The securitization offset on net interest income is on a funds transfer pricing methodology consistent with the way funding costs are allocated to the businesses.
(3)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	45

Appendix: Selected Slides from the

Third Quarter 2009 Earnings Release Presentation

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	46

Items Impacting Net Revenue

($ in billions)

3Q09 2Q09

Total revenue, net of interest expense (FTE) $ 26.4 $ 33.1

Fair value credit adjustment on Merrill Lynch structured notes (1.8) (3.6)

Counterparty valuation adjustment on derivative liabilities (0.7) (1.6)

Capital markets disruption charges 0.2 (1.3)

Pre-tax gain on sale of CCB shares - 5.3

Pre-tax gain on sale of merchant processing business to a JV - 3.8

Total revenue, adjusted for the above items $ 28.7 $ 30.5

Revenue, adjusted for the above items, down from 2Q09

– Mortgage banking income declined $1.2 billion on lower production volumes and weaker MSR hedge performance

– Still strong but seasonally lower capital markets revenue

– Card income on held basis includes the effect of higher losses on securitized loans

Offset by

– Higher gains on sales of debt securities

– Higher banking fees

Key Capital Markets Risk Exposures – 3Q09

Leveraged Loans

Funded commitments carried at $2.6 billion or 46% of gross value

– Exposure reduced 14% from 2Q09

– 3Q09 markdown of $25 million

Commercial Mortgage

Total commitments carried at $6.2 billion with $6.0 billion funded

– $5.1 billion of acquisition related large floating rate loan exposure at approximately 69% of gross value

– 3Q09 markdown of $345 million primarily floating rate positions

– 3Q09 markdown of $193 million on equity positions from acquisition related exposures

Asset Quality

o Although global economies remain weak, stabilizing factors are emerging

o Consumer asset quality reflects broad based impacts of weak economy and housing markets on the consumer real estate portfolios

o Commercial asset quality includes continued deterioration in non-homebuilder commercial real estate

o Card managed losses have plateaued, but are expected to remain at elevated levels

o After several consecutive quarters of growth in net losses in excess of 20%, managed losses increased 11% from 2Q09 to $12.9 billion

o Held net charge-offs increased $923 million, or 11% to $9.6 billion from 2Q09

o Although the need for reserve addition continued, the addition was $2.1 billion in 3Q09 versus $4.7 billion in 2Q09

- Reserve additions (in billions) o $1.3 - purchased impaired CFC loans o $ .7 - consumer real estate o $ .6 - commercial real estate o $ .6 - maturing card securitizations o $ .1 - commercial other

- Reserve reductions (in billions) o $ .6 - consumer credit card o $ .4 - consumer lending o $ .1 - small business o $ .1 - dealer finance

30+ past due performing delinquencies were down $1.4 billion or 4% excluding $1.8 billion repurchases of delinquent government insured or guaranteed loans from securitizations Nonperforming loans and criticized exposure rose, but for the second consecutive quarter at a declining rate

($ in millions) 3Q09 2Q09 Change from 2Q09

Consumer Commercial Total Consumer Commercial Total Consumer Commercial Total

Loan allowance $ 26,722 $ 9,110 $ 35,832 $ 25,233 $ 8,552 $ 33,785 $ 1,489 $ 558 $ 2,047

Loans and leases 1 578,256 329,813 908,069 590,436 344,850 935,286 (12,180) (15,037) (27,217)

Allowance to loans ratio 4.62% 2.76% 3.95% 4.27% 2.48% 3.61% 0.35% 0.28% 0.34%

Net charge-offs $ 6,992 $ 2,632 $ 9,624 $ 6,597 $ 2,104 $ 8,701 $ 395 $ 528 $ 923

Net charge-off ratio 4.73% 3.09% 4.13% 4.39% 2.37% 3.64% 0.34% 0.72% 0.49%

Nonperforming loans $ 19,654 $ 12,260 $ 31,914 $ 17,772 $ 11,409 $ 29,181 $ 1,882 $ 851 $ 2,733

Allowance to NPLs 136% 74% 112% 142% 75% 116% (6)% (1)% (4)%

1 Excludes loans measured at fair value

Provision Expense Highlights 1

($ in billions)

3Q09 2Q09 Inc. (Dec.)

Consumer

Net charge-offs $ 7.0 $ 6.6 $ 0.4

Change in “core” reserves 0.1 3.0 (2.8)

Change in purchased impaired loan reserve 1.4 0.8 0.6

Consumer provision expense 8.5 10.3 (1.8)

Commercial

Small business

Net charge-offs $ 0.8 $ 0.8 $ 0.0

Change in “core” reserves (0.1) (0.3) 0.1

Small business provision expense 0.7 0.5 0.1

Commercial and commercial real estate

Net charge-offs $ 1.8 $ 1.3 $ 0.5

Change in “core” reserves 0.7 1.1 (0.3)

Change in purchased impaired loan reserve (0.0) 0.1 (0.2)

Commercial and CRE provision expense 2.5 2.5 0.0

Total Commercial provision expense 3.2 3.0 0.2

Reserve for unfunded loans 0.0 0.0 (0.0)

Total Corporation

Net charge-offs 9.6 8.7 0.9

Change in reserves 2.1 4.7 (2.6)

Total provision expense $ 11.7 $ 13.4 $ (1.7)

Securitized losses 3.3 3.0 0.3

Total managed credit costs $ 15.0 $ 16.4 $ (1.3)

“Core” includes loans outside of purchased impaired loans

1 Amounts may not total due to rounding

“Core” consumer reserving in 3Q09 includes reserve additions in consumer real estate offset by reductions in consumer lending and dealer finance. Credit card reserve reductions were offset by additions for maturing securitizations returning to the balance sheet

Driven by additional write-downs on Countrywide purchased impaired loans as actual trends of loss frequency and severity exceed original estimates

“Core” commercial reserve addition reflects continued deterioration in non-homebuilder commercial real estate properties

Consumer Credit Card Asset Quality

Consumer Credit Card

($ in mil, loans in bil) 3Q08 4Q08 1Q09 2Q09 3Q09 3Q09 vs. 2Q09

Loans EOP* $ 183.4 $ 182.2 $ 173.4 $ 169.8 $ 164.5 $ (5.3)

Net loss 2,996 3,263 3,794 5,047 5,477 430

30+ past due 10,801 12,168 13,611 12,969 12,101 (868)

Net loss % 6.4% 7.2% 8.6% 11.7% 12.9% 117 bps

30+ past due % 5.9% 6.7% 7.9% 7.6% 7.4% (29) bps

* Loans are shown on a managed basis

Consumer Credit Card – Managed Basis 1

• Ending loans of $164.5 billion declined $5.3 or 3% from 2Q09 from charge-offs as well as lower new balance originations

• Net losses increased $430 million to $5.5 billion and the loss ratio climbed 117 basis points to 12.90%

– U.S. credit card portfolio refreshed FICO of 692 while originated average FICO was 773 in 3Q09

– California and Florida represent 24% of Domestic Card balances but 34% of managed losses

– Losses impacted by unemployment and remain higher in geographies with housing stress

• 30+ delinquencies decreased $868 million, or 29 basis points to 7.35% of loans

• 90+ delinquencies decreased $964 million, or 45 basis point to 3.76% of loans

• Net unused commitments declined more than $14 billion in 3Q09

1 Credit Card includes U.S., Europe and Canada consumer credit card

EOP = end of period

Residential Mortgage Asset Quality 1

Residential Mortgage

3Q09

($ in mil, loans in bil) 3Q08 4Q08 1Q09 2Q09 3Q09 vs. 2Q09

Loans EOP $ 257.1 $ 248.1 $ 261.6 $ 246.0 $ 238.9 $ (7.1)

Net charge-off 242 466 785 1,085 1,247 162

30+ past due 6,002 7,927 7,926 7,533 9,455 1,922

Net charge-off % 0.4% 0.7% 1.2% 1.7% 2.1% 33 bps

30+ past due % 2.3% 3.2% 3.0% 3.1% 4.0% 90 bps

3Q09 30+ delinquencies include $1.8 billion in repurchases of delinquent government insured or guaranteed loans from securitizations. Excluding this 30+ delinquencies reflect continued stabilization.

3Q09 net charge-offs include $152 million associated with a revision of our estimate of the impact the REO process has on net realizable value, which impacted the net loss ratio 25 bps. Excluding this change, net losses were relatively flat and the loss ratio would have been 1.80%.

Residential Mortgage

o Net charge-offs increased $162 million to $1.2 billion and the loss ratio climbed 33 basis points to 2.05%

- 3Q09 includes charges of $152 million associated with a revision of our estimate of the impact the REO process has on net realizable value

- Loans with >90% RLTV represented 38% of the portfolio reflecting home price deterioration

- CA and FL represented 42% of the portfolio but 59% of losses

- CRA portfolio still drove a disproportionate share of losses (7% of loans with 22% of losses)

o Allowance of $4.5 billion increased $342 million and covers 1.87% of loans

o Nonperforming assets increased $2.0 billion from 2Q09 to $16.5 billion and now represent 6.87% of loans and foreclosed properties

- 57% of NPAs are greater than 180 days past due and are carried at appraised value

- Nonperforming TDRs increased $841 million and comprise 18% of residential mortgage NPAs o About 60% of the 3Q09 nonperforming residential mortgage modifications were performing at time of reclassification into TDR

o 30+ performing past dues increased $1.9 billion compared to 2Q09 and the ratio rose 90 bps to 3.96% of loans due to repurchases of delinquent government insured or guaranteed loans from securitizations

1 Discontinued Real Estate is not included EOP = end of period

Home Equity Asset Quality 1

Home Equity

($ in mil, loans in bil) 3Q08 4Q08 1Q09 2Q09 3Q09 3Q09 vs. 2Q09

Loans EOP $ 151.8 $ 152.5 $ 157.6 $ 155.1 $ 152.0 $ (3.1)

Net charge-off 964 1,113 1,681 1,839 1,970 131

30+ past due 1,939 2,661 2,647 2,001 2,185 184

Net charge-off % 2.5% 2.9% 4.3% 4.7% 5.1% 39 bps

30+ past due % 1.3% 1.8% 1.7% 1.3% 1.4% 15 pbs

3Q09 net charge-offs include acceleration of $223 million due to an adjustment for the protracted nature of collections under some insurance contracts. Excluding this charge net charge-offs declined $93 million and the 3Q09 loss rate would have been 4.52% a decline of 19 bps.

Home Equity

• Net charge-offs increased $131 million to $2.0 billion and the loss ratio climbed 39 basis points to 5.10%

– Includes the acceleration of $223 million due to an adjustment for the protracted nature of collections under some insurance contracts. Excluding this charge losses would have declined $93 million and the net loss ratio would have been 4.52%, down 19 bps from 2Q09.

– Loans with >90% RCLTV2 represent 50% of portfolio reflecting home price deterioration

– CA and FL represent 40% of the portfolio but 61% of losses

• Allowance of $9.7 billion was increased mainly on the purchased impaired portfolio and covers 6.39% of loans (5.12%

excluding purchased impaired loans)

• Nonperforming assets decreased $146 million from 2Q09 to $3.8 billion and now represent 2.52% of loans and foreclosed properties

– 17% of NPAs are greater than 180 days past due and are carried at appraised value

– Nonperforming TDRs increased $218 million and comprise 43% of home equity NPAs

• 30+ performing delinquencies increased $184 million or 15 bps to 1.44 % compared to 2Q09

1 Discontinued Real Estate is not included

2 RCLTV = Refreshed combined loan to value

EOP = end of period

Direct/Indirect

Direct/Indirect

3Q09

($ in mil, loans in bil) 3Q08 4Q08 1Q09 2Q09 3Q09 vs. 2Q09

Loans EOP $ 82.8 $ 83.4 $ 99.7 $ 99.2 $ 98.4 $ (0.8)

Net charge-off 845 1,054 1,249 1,475 1,451 (24)

30+ past due 3,211 3,980 4,145 4,019 3,945 (74)

Net charge-off % 3.9% 5.0% 5.0% 5.9% 5.8% (14) bps

30+ past due % 3.9% 4.8% 4.2% 4.1% 4.0% (4) bps

Consumer Lending (Included in Direct/Indirect)

3Q09

($ in mil, loans in bil) 3Q08 4Q08 1Q09 2Q09 3Q09 vs. 2Q09

Loans EOP $ 28.7 $ 28.2 $ 26.6 $ 24.2 $ 21.9 $ (2.3)

Net charge-off 608 746 921 1,208 1,187 (21)

30+ past due 1,982 2,449 2,687 2,405 2,207 (198)

Net charge-off % 8.4% 10.4% 13.5% 18.9% 20.3% 137 bps

30+ past due % 6.9% 8.7% 10.1% 9.9% 10.1% 13 bps

Direct/Indirect Loans

o Net charge-offs decreased $24 million to $1.5 billion driven by a decrease in Consumer Lending and the loss ratio decreased 14 bps to 5.76%

o Allowance of $4.8 billion covers 4.89% of loans

o Dealer Finance portfolio1of $41.4 billion had a decline of 11 basis point in loss rate to 1.85%

- The loss rate on the $28.7 billion auto portfolio increased 11 basis points in 3Q09 to 1.69%

- Dealer Finance portfolio 30+ delinquencies decreased $51 million, or 9 basis points to 2.73% of loans

Consumer Lending (part of Direct/Indirect)

o Consumer Lending portfolio of $21.9 billion had decreased losses of $21 million with a 3Q09 loss rate of 20.27%

o Allowance of $3.8 billion covers 17.17% of loans

o 30+ delinquencies declined $198 million, and increased 13 basis points to 10.07% of loans

o 90+ delinquencies declined $187 million or 28 basis points to 5.22%

1 Includes auto and marine/recreational vehicle originations, and auto purchased loan portfolios EOP = end of period

Countrywide Purchased Impaired Loan Portfolio1

($ in millions) Total CFC Residential Home Discontinued

Impaired Mortgage Equity Real Estate

Charge-offs

3Q08 $ 1,517 $ 177 $ 648 $ 692

4Q08 1,643 199 722 722

1Q09 2,090 261 890 939

2Q09 2,275 305 964 1,006

3Q09 1,806 243 866 697

Total recurring 9,331 1,185 4,090 4,056

Other adjustments

3Q08 conforming accounting adjustments 464 59 120 285

3Q09 REO net realizable value adj. 379 106 - 273

Total Other adjustments 843 165 120 558

Total charge-offs $ 10,174 $ 1,350 $ 4,210 $ 4,614

Countrywide impaired loan balance as of September 30, 2009

Carrying value before purchase accounting mark $ 39,798

Remaining purchase accounting mark2 (1,117)

Carrying Value 38,681

Additional impaired allowance3 (3,536)

Book value net of allowance $ 35,145

o 3Q09 includes an increase in the allowance through provision of $1.3 billion compared to $621 million in 2Q09

- Recurring charge-offs peaked and are trending down

- $1.1 billion in remaining purchase accounting marks and the additional reserves of $3.5 billion leaves a total of $4.6 billion for purchased impaired loans from the Countrywide acquisition

- Most significant remaining losses against existing reserves expected to be realized over the next few quarters

- Continued refinement of loss estimates reflects increased frequency and severity performance versus expectations

- Loss estimates were offset by improvements in the home price forecast and benefits from modification efforts

o Remaining mark and allowance of $4.6 billion coupled with the charge-offs reflect a 29% reduction on the unpaid principal balance (UPB)

o Loans with $33 billion of UPB in the impaired portfolio have experienced no charge-offs and over $27 billion of this amount is current

- Of the roughly $6 billion loans that are noncurrent, but have had no charge-offs, approximately one third are early stage delinquent

o The loans that have experienced charge-offs are carried at net realizable value of approximately $6 billion

1 Charge-offs shown do not flow through GAAP charge-offs as they were considered as part of the original purchase accounting and are broken out

2 by original product classifications even if loans were modified into another product type

The original credit mark taken on the acquired Countrywide purchased impaired loans was $11.9 billion and has been reduced by charge-offs and

3 TDRs removed from the impaired portfolio

Additional allowance was established through provision expense in 4Q08 of $750 million, 1Q09 of $853 million, 2Q09 $621 million and $1.3 billion in 3Q09

Consumer Asset Quality Key Indicators

($ in millions)

Residential Mortgage

Home Equity

Discontinued Real Estate

3Q09 2Q09 3Q09 2Q09 3Q09 2Q09

As Reported

Excluding Purchased Impaired Loan Portfolio 1

As Reported

Excluding Purchased Impaired Loan Portfolio 1

As Reported

Excluding Purchased Impaired Loan Portfolio 1

As Reported

Excluding Purchased Impaired Loan Portfolio 1

As Reported

Excluding Purchased Impaired Loan Portfolio 1

As Reported

Excluding Purchased Impaired Loan Portfolio 1

Loans EOP $ 238,921 $ 227,742 $ 245,967 $ 235,555 $ 152,039 $ 138,427 $ 155,058 $ 141,284 $ 15,460 $ 1,570 $ 17,490 $ 2,104

Loans Avg 241,924 231,214 253,803 243,097 153,269 139,698 156,599 142,818 16,570 1,902 18,309 1,793

Net losses $ 1,247 $ 1,247 $ 1,085 $ 1,085 $ 1,970 $ 1,970 $ 1,839 $ 1,839 $ 37 $ 37 $ 35 $ 35

% of avg loans 2 2.05% 2.14% 1.72% 1.79% 5.10% 5.60% 4.71% 5.17% 0.89% 7.76% 0.76% 7.81%

Allowance for loan losses $ 4,461 $ 4,459 $ 4,119 $ 4,119 $ 9,719 $ 7,085 $ 8,664 $ 6,756 $ 1,016 $ 116 $ 398 $ 82

% of Loans 1.87% 1.96% 1.67% 1.75% 6.39% 5.12% 5.59% 4.78% 6.57% 7.41% 2.28% 3.92%

Avg. refreshed (C)LTV 3 86 83 95 95 92 88

90%+ refreshed (C)LTV 3 38% 34% 50% 50% 23% 21%

Avg. refreshed FICO 719 721 712 713 631 644

% below 620 FICO 14% 11% 12% 12% 34% 24%

1 Represents the purchased impaired loan portfolio acquired from Countrywide

2 Adjusting for the $152 million impact of revising our estimate of the impact the REO process has on net realizable value, the 3Q09 reported loss rate in residential mortgage would have been 1.80%. Adjusting for the acceleration of $223 million due to an adjustment for the protracted nature of collections under some insurance contracts, reported 3Q09 home equity losses would have declined by $93 million and the loss rate would have declined 19 bps to 4.52%.

3 Loan to value (LTV) calculations apply to the residential mortgage and discontinued real estate portfolio. Combined loan to value

(CLTV) calculations apply to the home equity portfolio.

EOP = end of period

Consumer Asset Quality Key Indicators (cont’d)

($ in millions)

Credit Card

Other 1

Total Managed Consumer

Held Managed

3Q09 2Q09 3Q09 2Q09 3Q09 2Q09 3Q09 2Q09

Loans EOP $ 70,206 $ 69,377 $164,534 $ 169,815 $ 101,630 $ 102,544 $672,584 $ 690,874

Loans Avg 70,940 70,546 $168,460 $ 172,592 $ 103,343 $ 103,600 $686,566 $ 704,903

Net losses $ 2,169 $ 2,064 $ 5,477 $ 5,047 $ 1,569 $ 1,574 $ 10,300 $ 9,580

% of avg loans 12.13% 11.74% 12.90% 11.73% 6.02% 6.09% 5.98% 5.45%

Allowance for loan losses $ 6,510 $ 6,473 $ 5,016 $ 5,579 $ 26,722 $ 25,233

% of Loans 9.27% 9.33% 4.93% 5.44% 4.62% 4.27%

The average refreshed FICO for the U.S. Credit Card portfolio was 692 at 3Q09 compared to 691 at 2Q09

The percentage below 620 FICO was 17% at 3Q09 and 2Q09

1 Other primarily consists of the following portfolios of loans: Consumer Lending and Dealer Financial Services

EOP = end of period

Commercial Asset Quality Key Indicators 1

($ in millions)

Commercial 2

Commercial Real Estate

Small Business

Commercial Lease

Financing Total Commercial

3Q09 2Q09 3Q09 2Q09 3Q09 2Q09 3Q09 2Q09 3Q09 2Q09

Loans EOP 217,30$ 3 $ 229,290 $ 72,662 $ 75,081 $ 17,938 $ 18,092 $ 21,910 $ 22,387 $329,813 $ 344,850

Loans Avg 223,068 239,753 74,170 75,479 18,095 18,604 22,068 22,026 337,401 355,862

Net charge-offs $ 922 $ 658 $ 873 $ 629 $ 796 $ 773 $ 41 $ 44 $ 2,632 $ 2,104

% of avg loans 1.64% 1.10% 4.67% 3.34% 17.45% 16.69% 0.72% 0.81% 3.09% 2.37%

90+ Performing DPD $ 254 $ 277 $ 196 $ 308 $ 700 $ 804 $ 25 $ 35 $ 1,175 $ 1,424

% of Loans 3 0.12% 0.12% 0.27% 0.41% 3.90% 4.44% 0.11% 0.15% 0.36% 0.41%

Nonperforming loans $ 4,980 $ 4,454 $ 6,943 $ 6,651 $ 167 $ 200 $ 170 $ 104 $ 12,260 $ 11,409

% of Loans 3 2.29% 1.94% 9.55% 8.86% 0.93% 1.11% 0.78% 0.46% 3.72% 3.31%

Allowance for loan losses $ 3,153 $ 3,087 $ 3,007 $ 2,396 $ 2,695 $ 2,814 $ 255 $ 255 $ 9,110 $ 8,522

% of Loans 1.45% 1.35% 4.14% 3.19% 15.02% 15.55% 1.16% 1.14% 2.76% 2.48%

Reservable Criticized

Utilized Exposure 3,4 $ 33,561 $ 32,512 $ 22,910 $ 21,166 $ 1,651 $ 1,767 $ 1,937 $ 1,735 $ 60,059 $ 57,180

% of Total Exposure 11.62% 10.77% 29.49% 26.40% 9.18% 9.74% 8.84% 7.75% 14.78% 13.53%

1 Does not include certain commercial loans measured at fair value under the fair value option

2 Includes commercial domestic and commercial foreign

3 Excludes the Merrill Lynch purchased impaired loan portfolio

4 Excludes utilized exposure which is marked to market including derivatives, foreclosed property, assets held for sale and FVO loans EOP = end of period

Commercial Real Estate

Homebuilders

Homebuilder utilized balances at 3Q09 included in commercial real estate decreased $1.0 billion to $9.5 billion compared to 2Q09. These utilized balances are included in total homebuilder exposure of $12.1 billion

– Reservable criticized utilized exposure decreased $667 million to $6.7 billion (29% of reservable criticized utilized commercial real estate exposure)

– NPAs decreased $226 million to $3.5 billion (46% of commercial real estate NPAs)

– 3Q09 charge-offs were down $6 million to $376 million compared to 2Q09

Homebuilder construction and land development utilized balances at 3Q09 decreased $951 million to $7.1 billion compared to 2Q09

– Reservable criticized utilized exposure decreased $709 million to $5.9 billion

Non-Homebuilder

Non-homebuilder utilized balances at 3Q09 decreased $2.2 billion to $73.9 billion compared to 2Q09

– Reservable criticized utilized exposure increased $2.4 billion to $16.2 billion (71% of reservable criticized utilized commercial real estate exposure) driven by office, multi-family rental and multi-use properties

– NPAs rose $661 million to $4.1 billion (54% of commercial real estate NPAs) driven by office and multi-family rental properties

– 3Q09 charge-offs were $498 million compared to $246 million in 2Q09 driven by multi-family rental and multi-use properties

Net Interest Income Analysis

($ in millions)

3Q09 2Q09 Change

Net interest income (FTE)

Reported $11,753 $ 11,942 $ (189)

Impact of securitizations 2,567 2,734 (167)

Managed NII 14,320 14,676 (356)

Market-based (1,451) (1,524) 73

Managed Core NII $ 12,869 $ 13,152 $ (283)

Reported Core NII 10,302 10,418 (116)

Average assets

Reported $ 1,790,000 $ 1,811,981 $ (21,981)

Impact of securitizations1 81,703 86,154 (4,451)

Managed assets 1,871,703 1,898,135 (26,432)

Market-based (468,999) (476,598) 7,599

Managed Core $ 1,402,704 $ 1,421,537 $ (18,833)

Reported Core 1,321,001 1,335,383 (14,382)

Net interest yields

Reported 2.61% 2.64% (3) bps

Impact of securitizations 12.47 12.73 (26) bps

Managed assets 3.04 3.10 (6) bps

Market-based 1.23 1.28 (5) bps

Managed Core 3.65 3.71 (6) bps

Reported Core 3.11 3.13 (2) bps

1 Represents average securitized loans less accrued interest receivable and certain securitized bonds retained

• Core net interest income declined $283 million on a managed basis as loans continue to decline

• Lower loan levels from softer demand cost approximately $350 million compared to 2Q09

• Credit related cost impacts increased approximately $40 million to $1.2 billion in the current period

• An extra day benefited net interest income

• Market-based NII fell $73 million due to spread compression and continued declines in the average balance sheet

• Managed core assets declined $18.8 billion

– Consumer loans declined $21.3 billion led by residential mortgage and card

– Commercial loans declined $16.2 billion

• Market related assets declined 2%

• Managed core net interest yield decreased 6 bps to 3.65%

• Decrease was due to compression as higher yielding assets decline

Capital Position Strengthened

Tier 1 Capital (1)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
$100.2
$120.8
$171.1
$190.9
$193.1
7.6%
9.2%
10.1%
11.9%
12.5%
"Well-capitalized" threshold
3Q08 4Q08 1Q09 2Q09 3Q09

Tier 1 Common (2)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
$56.1
$63.3
$76.1
$110.4
$112.4
4.2%
4.8%
4.5%
6.9%
7.3%
3Q08 4Q08 1Q09 2Q09 3Q09

Tangible Common Equity (3)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
$47.9
$50.7
$69.6
$100.8
$103.8
2.8%
2.9%
3.1%
4.7%
4.8%
3Q08 4Q08 1Q09 2Q09 3Q09

Capital Position Strengthened

Tier 1 Capital (1)

$0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200

$100.2 $120.8 $171.1 $190.9 $193.1 7.6% 9.2% 10.1% 11.9% 12.5%

“Well-capitalized” threshold

0% 2% 4% 6% 8% 10% 12% 14% 16% 18%

3Q08 4Q08 1Q09 2Q09 3Q09

Tier 1 Common (2)

$0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200

$56.1 $63.3 $76.1 $110.4 $112.4 4.2% 4.8% 4.5% 6.9% 7.3%

0% 2% 4% 6% 8% 10% 12% 14% 16% 18%

3Q08 4Q08 1Q09 2Q09 3Q09

Tangible Common Equity (3)

$0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200

$47.9 $50.7 $69.6 $100.8 $103.8 2.8% 2.9% 3.1% 4.7% 4.8%

0% 2% 4% 6% 8% 10% 12% 14% 16% 18%

3Q08 4Q08 1Q09 2Q09 3Q09

• Tier 1 capital shows a $100 billion excess compared to well-capitalized 6% minimum Tier 1 requirement

• Tier 1 common shows a $50 billion excess above 4% of risk-weighted assets

(1) Tier 1 capital ratio equals Tier 1 capital divided by risk weighted assets.

(2) Tier 1 common equity ratio equals Tier 1 capital excluding preferred stock, trust preferred securities, hybrid securities and minority interest divided by risk-weighted assets.

(3) Tangible common equity ratio equals common shareholders’ equity less goodwill and intangible assets (excluding mortgage service rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities.

Regulatory and GAAP-Based Capital

($ in millions)

September 30, 2009 June 30, 2009 Change

Amount Ratio Amount Ratio Amount bps

Regulatory-based Capital

Tier 1 common $ 112,357 7.25% $ 110,383 6.90% $ 1,974 35

Tier 1 total 193,073 12.46% 190,874 11.93% 2,199 53

Risk-weighted assets 1,548,962 1,599,569 (50,607)

GAAP-based Capital

Tangible common equity 103,833 4.82% 100,844 4.67% 2,989 15

Tangible total equity 162,673 7.55% 159,504 7.39% 3,169 16

Tangible assets 2,156,033 2,158,746 (2,713)

o Regulatory capital ratios improvement driven by lower risk-weighted assets and slightly higher regulatory capital levels

o Tangible common equity increase due to improved OCI balances

o SFAS 166 and 167 are scheduled to become effective January 1, 2010, which will result in the consolidation of certain entities

Merger Integrations Tracking Well

Countrywide

Completed deposit system conversion 3Q09

Mortgage servicing platform conversion scheduled for 4Q09

Cost savings remain on track

All done while originating home loans of nearly $300 billion YTD, improving market share to more than 20%

Helping customers avoid foreclosure through more than 215,000 loan modifications YTD. In addition, approximately 98,000 Bank of America customers are already in a trial period modification under the government’s Making Home Affordable program at September 30

Merrill Lynch

3Q09 cost savings of $1 billion increasing YTD savings of $2.2 billion (well ahead of original ‘09 estimate)

Retained 94% of high-producing financial advisors

Received more than 1,400 referrals from FAs to the commercial bank

31% of FAs have sold a banking product to their customers

Launched the new sales and trading portal to more than 40,000 clients

Rolled out the Merrill Lynch brand to wealth management clients

Maintained position as the 3rd largest fee producer of global investment banking revenue